UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.        )

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TCF Financial Corporation
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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TCF FINANCIAL CORPORATION
200 Lake Street East, Mail Code EX0-03-A
Wayzata, MN 55391-1693
(612) 661-6500

March 7, 2007

Dear Stockholder:

You are invited to attend TCF Financial Corporation’s Annual Meeting of Stockholders which will be held at the Marriott Minneapolis West, 9960 Wayzata Boulevard, St. Louis Park, Minnesota, on April 25, 2007, at 3:00 p.m. local time.

At the Annual Meeting you will be asked to elect five Directors and to give an advisory vote on the Audit Committee’s choice of independent registered public accountants.  The Board of Directors recommends that you vote “FOR” all Director nominees and in favor of the other proposal.

Your vote is important, regardless of the number of shares you own.  I urge you to vote now, even if you plan to attend the Annual Meeting.  You can vote your TCF shares by Internet, by telephone, or by mail.  Follow the instructions on the enclosed proxy card.  (Internet or telephone voting actually costs TCF less than voting by mail, so I encourage you to consider it!)  If you receive more than one proxy card, please vote each card.  Remember, you can vote in person at the Annual Meeting even if you vote now by Internet, telephone, or mail.

Sincerely,

Lynn A. Nagorske
Chief Executive Officer

TCF FINANCIAL CORPORATION
200 LAKE STREET EAST, MAIL CODE EX0-03-A
WAYZATA, MN 55391-1693
(612) 661-6500

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD APRIL 25, 2007

The Annual Meeting of Stockholders of TCF Financial Corporation is scheduled as shown below:

Date:	April 25, 2007
Time:	3:00 p.m. local time
Place:	Marriott Minneapolis West
9960 Wayzata Boulevard
St. Louis Park, MN 55426

Meeting Agenda

1.               Elect five Directors, each for a three-year term expiring in 2010;

2.               Advisory vote on the appointment of KPMG LLP as independent registered public accountants for the fiscal year ending December 31, 2007; and

3.               Other business properly brought before the Annual Meeting, if any.

You are entitled to vote at the Annual Meeting if you owned TCF Financial common stock on February 26, 2007.

Please vote the enclosed proxy card now even if you plan to attend the Annual Meeting.  You can vote via the Internet or telephone (follow the instructions on the enclosed proxy card) or you can vote by regular mail by returning your completed proxy card(s) in the enclosed return envelope.  As described under the caption “About the Meeting” in the proxy statement, if you do attend the Annual Meeting, you may revoke your proxy and vote in person.  TCF will provide a webcast of its Annual Meeting of Stockholders on Wednesday, April 25, 2007 at 3:00 p.m. local time.  This free webcast can be accessed through the Investor Relations section of TCF’s website at www.tcfbank.com.

By Order of the Board of Directors

Lynn A. Nagorske
Chief Executive Officer

WHETHER OR NOT YOU EXPECT TO ATTEND THE ANNUAL MEETING, PLEASE VOTE YOUR SHARES NOW. YOU CAN VOTE BY INTERNET OR TELEPHONE OR YOU CAN RETURN YOUR PROXY CARD(S) TO US IN THE ENCLOSED RETURN ENVELOPE.

Wayzata, Minnesota
March 7, 2007

TCF FINANCIAL CORPORATION
200 LAKE STREET EAST, MAIL CODE EX0-03-A
WAYZATA, MN 55391-1693
(612) 661-6500

PROXY STATEMENT

The Board of Directors (the “Board”) of TCF Financial Corporation (“TCF Financial,” “TCF,” or the “Company”) requests your proxy for the Annual Meeting of Stockholders (the “Annual Meeting” or “Meeting”).  The proxy is being solicited on behalf of the Board and TCF Financial.  The Annual Meeting is scheduled as shown below:

Date:	April 25, 2007
Time:	3:00 p.m. local time
Place:	Marriott Minneapolis West
9960 Wayzata Boulevard
St. Louis Park, MN 55426

The mailing address of the principal executive offices of TCF Financial appears at the top of this page.

This proxy statement and the accompanying form of proxy were mailed on approximately March 7, 2007.  There were 130,081,687 shares of TCF Financial’s Common Stock (“TCF Stock”) outstanding as of February 26, 2007 (the “Record Date”).

ABOUT THE MEETING

What Proposals are on the Agenda for the Annual Meeting?  Assuming a quorum is present, the proposals on the agenda are:

1.               Elect five Directors, each for a three-year term expiring in 2010.

2.               Advisory vote on the appointment of KPMG LLP as independent registered public accountants for the fiscal year ending December 31, 2007.

What is the Vote Required for Approval?  For the election of Directors, the five candidates who receive the most votes (a plurality) are elected.  Abstentions will have no effect on the voting for the election of Directors.  Broker-voted shares (for which the registered owners provide no instructions) are counted toward the election of Directors.  The vote on Proposal 2, retaining KPMG LLP as our independent registered public accountants, is merely advisory with no approval criteria.

How is a Quorum Determined?  A majority of the shares of TCF Stock outstanding as of the Record Date must be present in person or by proxy at the Annual Meeting in order to have a quorum.  Broker non-votes (as defined on page 2) of your shares are counted toward the quorum requirement.  If you vote by proxy before the Meeting but decide to abstain on one or more proposals, you are counted as being present at the Meeting and your vote counts toward the quorum requirement but will not be deemed to have been voted in favor of the proposal(s).

Who is Permitted to Vote at the Annual Meeting?  You are entitled to vote at the Annual Meeting if you owned TCF Stock on the Record Date.  Each share of stock you own as of the Record Date entitles you to one vote on each proposal at the Annual Meeting.

How do I (as a Stockholder) Vote?  If your shares of TCF Stock are registered in your name, you can vote at this time (in advance of the Meeting) by using one of these three options: (1) by Internet; (2) by telephone; or (3) by mail.  If you want to vote by Internet or telephone, follow the instructions on your enclosed proxy card.  If you want to vote by mail, please mark the enclosed proxy card(s) with your instructions and then sign, date and return the card(s) to us in the enclosed return addressed envelope.  The individuals designated as proxies (see page 3) will vote your shares as “for,” “against,” or “abstain” on each proposal as you instruct them to.  If you return your signed proxy card, but do not give any instructions, they will vote “FOR” all proposals.  If any other business comes before the Meeting (and on certain other matters as listed on the accompanying proxy card), they will vote your proxy according to their own judgment.  You can also vote at the Meeting (except stockholders listening via webcast, who do not have voting rights at the Meeting via the webcast).  If your shares are registered in your name, you can bring a completed and signed proxy card to the Meeting and turn it in.

If your shares are held in “street name,” such as by a stock brokerage firm or other institution, you will receive instructions from your broker describing how to vote your shares.

Once I have Voted My Proxy, May I Revoke It and Vote At The Meeting?  Yes, your proxy is revocable and is automatically revoked if you submit a new vote.  You can vote your shares at the Meeting by written ballots available at the Meeting, even if you voted them in advance by proxy.  However, if your shares are held in street name by a stock brokerage firm or other institution, you must receive (or obtain) and bring with you to the Meeting a proxy from them in your name.  Stockholders who listen to the Annual Meeting via webcast will not be able to revoke proxies at the Meeting via the webcast.

Who Pays for the Expenses of This Proxy Solicitation?  TCF Financial is paying all costs of solicitation.

Will My Broker Vote My Shares if I Do Not Vote?  Under the rules of the New York Stock Exchange, Inc. (“NYSE”), brokers who hold your shares in the brokerage firm’s account (in street name) have the authority to vote shares for which they do not receive instructions on Proposal 1 (Election of Directors) and Proposal 2 (Advisory Vote on Independent Registered Public Accountants).  If you wish to vote shares held in street name at the Meeting, you should contact your broker before the Meeting to obtain a proxy form in your name.

What is the Effect of Broker Non-Votes?  A “broker non-vote” occurs when your broker or other institution holding title to your shares as your nominee (in street name) does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that item and has not received voting instructions from you.  If a broker returns a “non-vote” proxy, then the shares covered by such a “non-vote” proxy will be counted as present for purposes of determining a quorum but will not be counted in determining the outcome of the vote on that matter at the Annual Meeting.

May Stockholders Submit Proposals or Nominate Directors for This Meeting?  The deadline for submitting proposals or nominations was February 24, 2007, ten days after TCF Financial provided public notice of the Annual Meeting date.  No stockholder nominations or proposals were submitted by that date.

What is TCF’s Policy on Stockholder Nominations?  Please refer to “Director Nominations” on page 7 for a description.

PROPOSAL 1:  ELECTION OF DIRECTORS

The Nominees listed below (“Nominees”) are proposed for election as Directors in Class II for a three-year term expiring in 2010.  Unless instructed otherwise by the person submitting the proxy, all proxies received will be voted in favor of the Nominees listed in the following chart.  All Nominees agree they will serve if elected.  If any Nominee becomes unable to serve prior to the Annual Meeting, the person to whom your proxy gives the voting rights (William A. Cooper and/or Neil W. Brown) will vote for a replacement nominee.

			Director
Name	Position(s) with TCF Financial:	Age	Since *
NOMINEES FOR ELECTION AS DIRECTORS
Class II – Term Expires 2010
Luella G. Goldberg	Director	70	1988
George G. Johnson	Director	64	1998
Lynn A. Nagorske	Director and Chief Executive Officer	50	1995
Gregory J. Pulles	Director, Vice Chairman and General Counsel	58	2006
Ralph Strangis	Director	70	1991

The Board Unanimously Recommends that You Vote “For” All Nominees.

DIRECTORS WHOSE TERMS DO NOT EXPIRE IN 2007
Class III – Term Expires 2008
Rodney P. Burwell	Director	68	2000
William A. Cooper	Director and Chairman	63	1987
Thomas A. Cusick	Director	62	1988
Peter L. Scherer	Director	43	2003

Class I – Term Expires 2009
William F. Bieber	Director	64	1997
Gerald A. Schwalbach	Director	62	1999
Douglas A. Scovanner	Director	51	2004

*  Excludes Director service with subsidiaries, predecessor companies or companies merged with TCF Financial.

Information About Directors and the Board.  The Board is divided into three classes of equal (or close to equal) size.  Directors serve three-year terms, with one class being elected each year.  The number of Directors on the Board at any given time may range from seven to twenty-five.  Within these limits, the Board sets the number of Directors from time to time.

What Is The Board’s Recommendation On Voting For Directors?  The Board unanimously recommends that TCF Financial stockholders vote “For” all the Nominees listed above.

BACKGROUND OF THE NOMINEES AND OTHER DIRECTORS

The following describes the last five years (or longer) of business experience of the Nominees proposed for election as well as the other Directors whose terms do not expire this year.  There is no family relationship between any of the Nominees, Directors or executive officers of TCF Financial.  TCF National Bank (“TCF Bank”) is a wholly-owned national bank subsidiary of TCF Financial.

NOMINEES FOR ELECTION AT THIS MEETING

LUELLA  G. GOLDBERG has been a Director of TCF Financial since 1988.  She has been a Director of Hormel Foods Corporation since 1993, and served as a Director of Reliastar Financial Corp. from 1976 until 2000.  In 2001, she was elected to the Supervisory Board of ING Group, Amsterdam, the Netherlands, which acquired Reliastar Financial Corporation in 2001.  Ms. Goldberg served as Chair of the Board of Trustees of Wellesley College from 1985 to 1993.  From July 1993 to October 1993, Ms. Goldberg served as acting President of Wellesley College and now serves as a Trustee Emerita.  Ms. Goldberg is also a past Chair of the Minnesota Orchestral Association and the University of Minnesota Foundation.  Currently, Ms. Goldberg serves as a Life Director on the Board of the Minnesota Orchestral Association and as a Trustee and member of the Board and Executive Committee of the University of Minnesota Foundation.  Ms. Goldberg is also a member of the Board of Overseers at the University of Minnesota’s Carlson School of Management.  In addition, she became a Director of Communications Systems, Inc. in 1997, and served on the Board of Hector Communications Corporation from 2002 – 2006.

GEORGE G. JOHNSON has been a Director of TCF Financial since 1998.  He is Managing Director of George Johnson & Company, a Certified Public Accounting firm.  Mr. Johnson is an Executive Board Member of the Detroit Institute of Arts, and the Wayne State University Richard Austin Scholarship Fund.  Mr. Johnson is also an advisor for the Black United Fund of Michigan, Inc.  Mr. Johnson serves as a Board Member for the Detroit Regional Chamber of Commerce, the Detroit Symphony Orchestra, Wayne State University Business School Board of Visitors, Detroit Zoological Society, and Detroit Public Television.  Mr. Johnson is a Certified Public Accountant.

LYNN A. NAGORSKE was elected Chief Executive Officer (“Principal Executive Officer”) by the Board effective January 1, 2006.  Mr. Nagorske was the Chief Operating Officer of TCF Financial from 2002 – 2005.  He was President of TCF Financial from 1993 – 2005 and has been a Director of TCF Financial since 1995.  He has also held various other positions with TCF Financial and TCF Bank:  Chief Executive Officer of TCF Bank (1997 – 1999); and Chief  Financial Officer of TCF Financial (1987 – 1995).  Mr. Nagorske is currently a member of the Young Presidents’ Organization and the American Institute of Certified Public Accountants.  Mr. Nagorske currently serves as a Director and Executive Committee member of the Minnesota Business Partnership, and as a member of the University of Minnesota Carlson School Board of Overseers.  Mr. Nagorske also currently serves as a Director and Treasurer of the University of Minnesota Foundation.  Mr. Nagorske is also a past Director for the Science Museum of Minnesota, the Minnesota State University – Mankato Foundation, the Greater Minneapolis Chamber of Commerce, and the Minnesota Orchestral Association.

GREGORY J. PULLES was elected to the Board in July 2006.  He has been the General Counsel of TCF Financial since its formation in 1987, Secretary of TCF Financial since 1989, and a Vice Chairman of TCF Financial since 1993.  Mr. Pulles has been an Executive Vice President of TCF Bank since 1989.  He has also held various other positions with TCF Bank:  Secretary (1989 – 1995) and General Counsel (1985 – 1993).

RALPH STRANGIS is a founding member of the Minneapolis law firm of Kaplan, Strangis and Kaplan, P.A. Mr. Strangis is also a director of Exante Bank, Inc., an affiliate of UnitedHealth Group; Allianz Life Insurance Company of North America; Sit Investments Associates, Inc.; and Cooper State Bank.  He has been a Director of TCF Financial since 1991.

OTHER DIRECTORS (NOT NOMINEES AT THIS MEETING)

WILLIAM F. BIEBER has been a Director of TCF Financial since 1997.  Mr. Bieber is Chairman of the Board and owner of Acrometal Companies, Inc., a Minnesota-based organization supplying various products to the commercial and industrial marketplace.  In addition, Mr. Bieber is the owner and President of Acrometal Management Corporation, and owner of AcroTech Industries, Inc., a Texas-based operation supplying various products and services to the commercial and industrial marketplace.  Mr. Bieber is currently a member of the World Presidents’ Organization and the Minnesota Executives’ Organization.  He is a past President of the Board of Directors of Hammer Residences, Inc., and a member of the Dunwoody Institute Board of Trustees.  Mr. Bieber is a past President and Trustee of the Washburn Child Guidance Center and a former cabinet member to the Minneapolis United Way.

RODNEY P. BURWELL has been a Director of TCF Financial since 2000.  He is the founder and former owner of Xerxes Corporation, a leading manufacturer of structural fiberglass products.  Mr. Burwell is the principal owner of a partnership which owns the Silvertree Hotel in Snowmass Village, Colorado and the Madison Concourse Hotel in Madison, Wisconsin.  Mr. Burwell’s other businesses include C&B Investments, which operates a group of John Deere agricultural dealerships; and Pace Analytical Services, Inc., an analytical testing company.  Mr. Burwell is a member of the Board of Fairview Health Services, Opus Northwest, Ameriprise Certificate Company, RiverSource Life Insurance Company of New York, and a member of the Board of Trustees at The University of St. Thomas.

WILLIAM A. COOPER has been Chairman of the Board of TCF Financial since its formation in 1987.  Mr. Cooper was also the Chief Executive Officer of TCF Financial from 1987 – 2005, and was Chief Executive Officer of TCF Bank, a wholly-owned national bank subsidiary of TCF Financial, until 1993.  Effective December 31, 2005, he retired as an employee and Chief Executive Officer of TCF Financial but continues to serve as non-executive Chairman.  Mr. Cooper serves on the Boards of Directors of the Friends of Ascension School and Providence Academy.  He is also a controlling shareholder of Cooper State Bank, a state bank organized under the laws of the State of Ohio.  Mr. Cooper has been a Director of TCF Financial since its formation in 1987 and of TCF Bank since 1985.

THOMAS A. CUSICK has been a Director of TCF Financial since 1988.  He was Chief Operating Officer of TCF Financial from 1997 – 2002 and Vice Chairman from 1993 – 2002.  Prior to 1993, he had been President of TCF Financial since its formation in 1987.  Mr. Cusick also served as Chief Executive Officer of TCF Bank from 1993 – 1996.  Mr. Cusick is past Chairman of the Savings League of Minnesota and is a past member of the Board of Trustees of the College of St. Benedict.  Mr. Cusick retired as an executive of TCF Financial effective in 2002, but continues as a Board member.

PETER L. SCHERER has been a Director of TCF Financial since 2003.  Mr. Scherer has been President and CEO of Scherer Bros. Lumber Co., a Minnesota-based retailer and manufacturer of residential building products, since 1995.  He also serves as CEO of Alpine Capital, LLC and New Brighton Capital, LLC, residential construction finance companies, as Chief Partner of Albertville Investments, LLC and as President of S.B. General Partner, Inc., the general partner of Scherer Limited Partnership.

GERALD A. SCHWALBACH  has been a Director of TCF Financial since 1999.  Mr. Schwalbach is currently the Chairman of the Board of Spensa Development Group, LLC, and related companies, all of which are engaged in the real estate business.  Prior to June 30, 2003, Mr. Schwalbach was Chairman of the Board of Two S Properties, Inc., Superior Storage I, LLC, and related companies.  Since 1997, he has been a Director of C.H. Robinson Worldwide, Inc., a logistics and transportation company.  He was a Director of BORN Information Systems, Inc., a computer consulting firm, from 1998 to 2004.

DOUGLAS A. SCOVANNER has been as a Director of TCF Financial since June 2004.  Mr. Scovanner has been Executive Vice President and Chief Financial Officer of Target Corporation since 2000.  He was Senior Vice President and Chief Financial Officer of Target Corporation from 1994 – 2000.  Before joining Target Corporation, he was Senior Vice President of Finance for Fleming Companies, Inc.  He also served as Vice President and Treasurer of Coca-Cola Enterprises, as well as various positions with The Coca-Cola Company.  He is a Trustee of the Darden School Foundation for the Darden Graduate School of Business Administration at the University of Virginia.  He also serves on the Executive Committee of the Minnesota Orchestral Association as a Vice Chairman, and is on the Board (member and past Chairman) of the Greater Metropolitan Housing Corporation.

Committee Membership.  The business, property and affairs of TCF Financial are managed by or under the direction of the Board.  The Board met four times in 2006.  All Board members are encouraged to attend Committee meetings.  The following chart identifies the standing Board Committees (those which meet regularly) including those with audit, compensation, and nominating responsibilities, the members of each standing Committee and the number of meetings held in 2006.  In addition, there was a duly-elected Executive Committee of the Board consisting of Lynn Nagorske, Ralph Strangis, and Luella Goldberg; however the Executive Committee did not meet during 2006.  The

Board of Directors has affirmatively determined that all members of the Audit Committee and the Compensation/Nominating/Corporate Governance Committee are independent.  (See pages 9-11 of this proxy statement.)

Board Committee Memberships and Meetings in 2006

Committee Name	Members	Principal Responsibilities	Number of Meetings
Audit	Gerald A. Schwalbach*, Chairman George G. Johnson* Peter L. Scherer Douglas A. Scovanner*	• Relations with internal and external accountants • Reviewing audit functions and controls • Reviewing financial reporting • Reviewing asset quality • Overseeing compliance	6

Shareholder Relations/De Novo Expansion Committee	Douglas A. Scovanner, Chairman William F. Bieber Rodney P. Burwell Thomas A. Cusick Luella G. Goldberg Peter L. Scherer Gerald A. Schwalbach Ralph Strangis	• Reviewing De Novo banking strategy • Reviewing criteria to select branch sites • Reviewing branch profitability • Reviewing stock buyback program • Reviewing stock dividend recommendations • Reviewing merger and acquisition activity • Increasing stockholder value	4

Compensation/ Nominating/Corporate Governance	Ralph Strangis, Chairman William F. Bieber Rodney P. Burwell Luella G. Goldberg Gerald A. Schwalbach	• Recommending and approving personnel-related items • Awarding stock and option grants • Executive compensation • Director nominations • Corporate Governance supervision	4

  *    Mr. Johnson, Mr. Scovanner, and Mr. Schwalbach have been designated as Audit Committee financial experts.

Director Attendance.  During 2006 all Directors attended at least 75% of the meetings of the Board and of the committees on which they serve.  TCF requests Directors to attend the Annual Meeting if their schedules permit.  The general practice on Board attendance at the Annual Meeting has been that the Directors standing for election attend the Meeting, as well as others whose schedules permit them to attend.  Six Directors attended the 2006 Annual Meeting.

CORPORATE GOVERNANCE

TCF has established and operates within a comprehensive plan for Board membership/Director independence, committee membership, and ethical conduct.  TCF’s Corporate Governance guidelines may be accessed via the TCF website at www.tcfbank.com (click on “About TCF,” then click on “Corporate Governance”) or may be obtained from TCF’s Corporate Secretary at the TCF address on page 1.  Included in these corporate governance guidelines are the definitions used for determining whether a director is independent.

TCF’s corporate governance is designed to be within the mainstream for our industry.  TCF has a small to medium-sized Board that meets quarterly in January, April, July, and October.  TCF’s Board has four committees: Audit, Compensation/Nominating/Corporate Governance, Shareholder Relations/De Novo Expansion, and an Executive Committee.  Directors are elected by a plurality vote, typically achieving more than a substantial majority of the votes cast.

Director Nominations.  The Nominating Committee of the Compensation/Nominating/Corporate Governance Committee of the Board is responsible for Director nominations.  This Committee consists entirely of independent Directors as determined by the Board under applicable rules.  The Committee’s charter is included in the Compensation/Nominating/Corporate Governance Committee Charter which is available at www.tcfbank.com (click on “About TCF,” then click on “Corporate Governance”) or may be obtained from TCF’s Corporate Secretary at the TCF address on page 1.  The Committee will seek out nominees for new Directors as vacancies become available using the following criteria:  A majority of the Directors must be independent, as determined by the Board under applicable rules; nominees shall possess expertise in general business matters and in such other areas as are relevant to Committees on which they are expected to serve (such as financial expertise, for Directors expected to serve as Audit Committee members); and nominees shall be individuals with the background, character, skills and expertise such that they will meaningfully contribute to the success of the Company and its operations.  Stockholders may submit nominations to the Committee for consideration at next year’s Annual Meeting prior to the deadlines set forth on page 39.  Any such nomination should include the information specified in Article II, Section 13 of the Bylaws, a copy of which may be obtained from the Corporate Secretary at the TCF address on page 1.  Nominations should be mailed to the attention of the Compensation/Nominating/Corporate Governance Committee c/o TCF’s Corporate Secretary at the TCF address on page 1.  The Committee will evaluate all recommended nominees based on the criteria set forth above, and especially based on whether they will meaningfully contribute to the success of the Company and its operations. TCF has not, to date, paid any fees to any firm in connection with locating or nominating any Director candidates.

Communications with Directors.  TCF’s process for communications with Directors is as follows:  All communications should be in writing and sent to the Directors, to the Chair of the Compensation Committee as presiding Director, or to a specified Director, c/o TCF’s General Counsel/Corporate Secretary at the TCF address on page 1.  An interested party desiring to communicate directly with the non-management Directors should follow the same process, but address the communication to “Non-Management Directors of TCF.”  Each communication is required to include information allowing TCF to verify the sender and the sender’s status as well as contact information for the sender (stockholder name, tax identification number (if applicable), address and phone number).  Only interested parties who identify the nature of their interest in TCF will be entitled to communicate directly with Directors.  Communications requiring special expertise will be forwarded to the Chair of the relevant Board Committee.  All communications will be initially reviewed by an internal TCF response team which will screen the communication for appropriateness.  If the communication is deemed not viable, the team will notify the sender promptly.  For viable communications, the team will conduct research and provide it to the Director(s) to whom the communication is directed, along with the communication.  Directors will be advised of all communications received, including those deemed not viable, and all non-management Directors will receive a copy of any communication addressed to them.  Directors will generally respond to all viable communications within six months, although in some circumstances additional time may be required.

Regular Separate Non-Management Director Meetings.  The non-management Directors, all of whom except Messrs. Cooper and Cusick are independent under the rules of the NYSE, meet independently in executive sessions on the same days as and immediately after the regularly scheduled meetings of the Board.  The Chair of the Compensation Committee presides at these meetings.  Once a year the session is limited to independent Directors.

Code of Ethics.  TCF has adopted a Code of Ethics that applies to TCF’s principal executive officer, principal financial officer, and principal accounting officer (the “Senior Financial Management Code of Ethics”), and a code of ethics for officers, employees, and Directors generally (“Code of Ethics”). Copies of both Codes are available from TCF’s Corporate Secretary at the TCF address on page 1 of this proxy statement and are posted on the Corporate Governance section of our website at www.tcfbank.com (click on “About TCF,” then click on “Corporate Governance”).  Waivers of either Code will be posted on that website as well as changes or updated copies, as required.  To date, TCF has not issued any waivers of either Code.

Compensation/Nominating/Corporate Governance Committee Charter.   All members of the Compensation/ Nominating/Corporate Governance Committee are listed on page 6 and are independent under the standards outlined on page 9.  The Compensation/Nominating/Corporate Governance Committee operates under a formal charter that may be accessed via the TCF website at www.tcfbank.com (click on “About TCF,” then click on “Corporate Governance”) or may be obtained from TCF’s Corporate Secretary at the TCF address on page 1.

Scope of Authority of Compensation Committee.  The Compensation Committee is one of the three component Committees under the Compensation/Nominating/Corporate Governance Committee.  Full authority is delegated from the Board to the Committee to act on the following matters without Board approval:

•                  Approval of “Compensation Discussion and Analysis” section of proxy statement

•                  Review of the overall adequacy, effectiveness and compliance of benefit programs

•                  Review of pay plans to ensure that they are consistent with the Corporation’s stated compensation philosophy

•                  Review of the performance of executive officers

•                  Approval of long-term and short-term incentive plans and goals for executive officers of TCF Financial

•                  Approval of incentive awards and salary for TCF Financial executive officers

•                  Approval of severance agreements and employment contracts (including change in control provisions) for executives and officers of TCF Financial Corporation, except that any employment contract or severance contract for the CEO shall be approved by the full Board.

•                  Review of executive perquisites for executives of TCF Financial

•                  Approval of an annual summary of CEO perquisites

•                  Supervision of the Administration of the Pension Plan and TCF Employees Stock Purchase Plan

•                  Approve amendments as needed (except where the Plan requires full Board approval)

•                  Selection of the trustee, funding agents, investment managers and other similar asset managers for the trust funds

•                  As the Advisory Committee for the TCF Employees Stock Purchase Plan, directing the vote of shares for which participants in the Plan do not provide direction

•                  Exercise of all other administrative and interpretive authority under the Plans

•                  Exercise of all other responsibilities as provided in the Plans

•                  Supervision of the Administration of the Deferred Compensation Plans, Supplemental Employee Retirement Plan, and the Incentive Stock Program

•                  Approval of amendments as needed

•                  Issuance of awards (generally restricted stock grants)

•                  Exercise of all other administrative and interpretive authority under the Plan

•                  Exercise of all other responsibilities as provided in the Plans

•                  Supervision of the Administration of the Directors Plans

•                  Approval of amendments as needed

•                  Issuance of awards under the Directors Stock Program

•                  Exercise of all other administrative and interpretive authority under the Plan

•                  Exercise of all other responsibilities as provided in the Plans

Authority is delegated to the Compensation Committee to review the following matters and to recommend proposals for action by the full Board:

•                  Election of officers

•                  Compensation and employment contracts for the CEO of TCF Financial Corporation, including change in control arrangements

•                  Management Succession Plans for TCF Financial Corporation

Delegation of Authority by Compensation Committee.  The Compensation Committee may form subcommittees from time to time and may delegate such duties and authority to the subcommittee(s) as the Committee approves.  To date the Committee has established independent sub-committees from time to time for purposes of Internal Revenue Code (“IRC”) section 162(m) (“million dollar cap”) and Rule 16b-3 of the Securities and Exchange Act of 1934, as amended consisting of Committee members who meet applicable independence requirements.

Consultants.  The Compensation Committee has authority to retain consulting firms for the purpose of evaluating Director, CEO, or executive compensation, but to date it has not done so.  TCF from time to time retains Towers Perrin to provide advice and peer group information to assist in developing stock award terms, incentive compensation plans, and overall compensation amounts.

Committee’s Process For Determining Executive Compensation.  TCF’s executive compensation program has remained relatively unchanged for at least the past ten years.  The Committee meets regularly four times per year in

January, April, July, and October, and occasionally has additional special meetings as needed.  Each year in January the Committee considers whether any executive salaries should be increased and determines the target range for annual executive bonuses for that year.  The Chief Executive Officer makes recommendations on compensation for other (non-CEO) compensation.  The Committee also considers at that time if any executive stock grants should be made, bearing in mind the goal of always having a substantial performance earnings opportunity on a 3-5 year time horizon.  After the year is completed, the Committee certifies the performance level achieved and any performance-based compensation earned.

Compensation Committee Interlocks and Insider Participation.  Directors who served on the Compensation Committee in 2006 were Messrs. Strangis, Bieber, Burwell, Schwalbach, and Ms. Goldberg.  None of these Directors has ever served as an officer or employee of TCF or any of its subsidiaries and the Board determined that all of them were independent for 2006 under the rules of the NYSE.  Certain transactions between TCF and Directors Bieber, Burwell, Goldberg, Schwalbach, and Strangis are disclosed on page 9 under the caption “Certain Relationships and Related Transactions – What Related Party Transactions Were Considered Non-Material?”.

Audit Committee Charter.  The Audit Committee operates under a formal charter that may be accessed via the TCF website at www.tcfbank.com (click on “About TCF,” then click on “Corporate Governance”), or may be obtained from TCF’s Corporate Secretary at the TCF address on page 1.

DIRECTOR INDEPENDENCE

How Does the Board Determine Which Directors Are Independent?  NYSE Rule 303A (the “NYSE Rule”), relating to corporate governance and director independence, requires the Board of Directors of TCF (and all other NYSE-listed companies) to have a majority of independent Directors, and requires the Board to make an affirmative determination that a Director has “no material relationship” with TCF in order for the Director to qualify as independent.  The NYSE Rule, as incorporated into the regulations of the Securities and Exchange Commission (“SEC”), identifies certain transactions or relationships which automatically disqualify a director from being independent.  In the case of transactions or relationships with a director’s business, annual payments of more than the greater of $1,000,000, or 2% of the gross revenues of the director’s business are automatically disqualifying.

The Board of Directors adopted the following categorical standards, as permitted by the NYSE Rule.  Transactions or relationships falling within a categorical standard are deemed automatically to be non-material.

•                  Regulation O-approved Commercial Loans from TCF Bank to a Director’s Business.  Loans from TCF Bank or a subsidiary to a Director’s company are not material if they are not automatically disqualifying under the NYSE Rule, are subject to approval under Regulation O of the Federal Reserve Board, and TCF has not classified them as being in default.

•                  Transactions or Relationships Which Are Beneath Certain Thresholds and Are Not Automatically Disqualifying.  Transactions or relationships between TCF and a Director and/or the Director’s business are not material if they are not automatically disqualifying under the NYSE Rule, and the transaction (including employment) amounts are not in excess of $120,000 in a calendar year. (Prior to 2006, this threshold was generally five percent of the gross revenues of the Company or of the Director’s company.)

•                  Retail Banking Relationships: Home Mortgages, Consumer Loans and Retail Deposit Accounts.  Home mortgages, consumer loans and retail deposit accounts at TCF for a Director or immediate family members of the Director are not material if they are not automatically disqualifying under the NYSE Rule and are on ordinary retail consumer terms and conditions.

•                  Stockholder Ownership under 10%; Limited Partnerships; Service as Executive Officer.  A Director’s ownership of less than 10% equity interest in a company, or a limited partnership interest in a company, is not sufficient to cause the company to be considered as an indirect interest of the Director for purposes of determining material business relationships between the Director and TCF.  However, a Director’s service as executive officer of a company is sufficient to cause the company to be considered as an indirect interest of the Director for purposes of determining material business relationships between the Director and TCF, even if the Director has ownership of less then 10% equity interest in a company.

Certain Relationships and Related Transactions – What Related Party Transactions Were Considered Non-Material?  During 2004-06, TCF had certain transactions or business relationships with certain Directors, all of which come within one or more of the categorical standards or were otherwise determined to be not material.

Regulation O-Approved Loans and Consumer Banking Accounts.  TCF allows Directors’ companies to enter into commercial loans, leases and deposit accounts with TCF, and also allows Directors and their immediate family members to enter into home mortgages, in the ordinary course of business on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons as long as they do not contain more than the normal risk of collectibility or present other unfavorable features.  All such loans and leases are approved as required by Regulation O of the Federal Reserve Board.  The following items were reviewed by the Board and determined to be not material, based on the categorical standards listed earlier, and are not required to be reported in the proxy statement under applicable regulations.

The following Directors have companies with commercial loans or leases with TCF:  Mr. Bieber, Mr. Burwell, Mr. Scherer, and Mr. Strangis.  The following Directors have companies or affiliated entities that have commercial deposit accounts with TCF: Mr. Burwell, Mr. Strangis, and Mr. Scherer.

The following Directors have consumer banking deposit accounts at TCF, all of which are on ordinary retail terms:  Mr. Burwell, Ms. Goldberg, Mr. Johnson, Mr. Scovanner, and Mr. Strangis.

Other Business Relationships.  Silvertree Hotel of Snowmass Limited Partnership (“Silvertree Hotel”) provided lodging services to TCF for a business retreat in 2005.  Director Burwell is the principal owner of a partnership which owns the Silvertree Hotel.  Total fees received by Silvertree Hotel in 2005 were not large enough to require disclosure in the proxy statement under applicable regulations.  The relationship qualified as non-material under the TCF categorical standards and thus was deemed to not compromise Mr. Burwell’s independence.  There were no fees paid to Silvertree Hotel in 2004 or 2006.

During 2004-06, the firm of Kaplan, Strangis and Kaplan, P.A. provided legal services to TCF (including its subsidiaries).  Director Strangis is a member of the firm of Kaplan, Strangis and Kaplan, P.A. Total fees received by Kaplan, Strangis and Kaplan, P.A. in each of the years 2004 and 2005 were not large enough to require proxy statement disclosure under then-applicable regulations of the SEC.  In 2006, the firm of Kaplan, Strangis and Kaplan received payments from TCF of $322,570 for legal services, which was less than five percent of the firm’s gross revenues.  During 2004-06, CTS Corporate Travel Solutions (“CTS”) provided certain travel-related services to TCF (including its subsidiaries).  Grace Strangis, the spouse of Director Ralph Strangis, is an officer, director and minority stockholder of CTS.  In 2004, CTS received payments from TCF of $222,200 for travel-related services, which was 6.5% of CTS’ revenue.  The Board of Directors reviewed this in January 2005 and determined it did not compromise Director Strangis’ independence. Payments to CTS in the year 2005 were not large enough to require disclosure under then-applicable regulations of the SEC, both separately and when combined with payments to and revenues of Kaplan, Strangis and Kaplan, P.A.  In 2006, CTS received payments from TCF of $169,420 for travel related services, which was less than five percent of the CTS’ gross revenues.  In January 2007, the Board of Directors (with Director Strangis abstaining) reviewed these business relationships and concluded they were not significant, were consistent with the range of payments from TCF to Kaplan, Strangis and Kaplan, P.A. and CTS in prior years and that they did not constitute a material relationship that would compromise Director Strangis’ independence.  The Board of Directors periodically reviews these longstanding and ongoing business relationships and considers the amounts and terms of the arrangements to be reasonable and appropriate for the services provided.

Several Directors are investors in Cooper State Bank, a state bank organized under the laws of Ohio, of which Mr. Cooper is controlling shareholder and Mr. Strangis was an organizer.  Mr. Burwell, Ms. Goldberg, Mr. Schwalbach, Mr. Strangis, and certain members of TCF management are shareholders in the Bank.  Barry N. Winslow, former Chief Operating Officer, and one other member of TCF’s management are directors of Cooper State Bank.  In January 2007, the Board (with all affected Directors abstaining) determined these relationships involving Cooper State Bank are not material and do not compromise the independence of Directors Burwell, Goldberg, Schwalbach, or Strangis because these transactions are not with TCF, Cooper State Bank will not be a competitor of TCF (its market area does not overlap TCF’s), and Mr. Cooper has retired as TCF’s Chief Executive Officer.

Related Transaction Approval Process.  TCF’s Code of Ethics requires Directors to avoid conflicts of interest transactions.  TCF’s General Counsel reviews proposed transactions for compliance with Regulation O (if applicable) and determines which ones should be submitted to the Board of Directors of TCF Bank and/or TCF

Financial for review.  The Boards of Directors are responsible for reviewing any transactions submitted to them for approval, denial, ratification, or termination.

Which Directors are Independent?  The NYSE evaluation of director independence is based on a three-year look-back period.  On the basis of the foregoing categorical standards and review of the transactions and relationships between Directors and TCF over the years 2004-06, the Compensation/Nominating/Corporate Governance Committee and the Board of Directors affirmatively determined in January 2007 that the following Directors have no material relationship with TCF and are considered to be independent:  Mr. Bieber, Mr. Burwell, Ms. Goldberg, Mr. Johnson, Mr. Scherer, Mr. Schwalbach, Mr. Scovanner, and Mr. Strangis.  The Board of Directors determined that the following Directors are not independent:  Mr. Cooper (TCF’s former Chief Executive Officer), Mr. Nagorske (currently TCF’s Chief Executive Officer), Mr. Pulles (currently TCF’s Vice Chairman and General Counsel), and Mr. Cusick (TCF’s former Chief Operating Officer), because current executives and recently-retired executives are deemed to be non-independent under the NYSE Rule.

COMPENSATION OF DIRECTORS

The following table shows TCF’s compensation for outside Directors in 2006 including cash compensation and other non-cash expense.  Inside Directors (Nagorske and Pulles) receive no additional compensation for their service as directors.

Director Compensation

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)		Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)(3)	All Other Compensation ($)	Total ($)
Bieber, William	$28,000	$20,050		$20,000	$0	$68,050
Burwell, Rodney	$28,000	$20,050		$20,000	$0	$68,050
Cooper, William	$44,000	$2,890,610	(2)	$20,000	$0	$2,910,610	(4)
Cusick, Thomas	$26,000	$20,050		$20,000	$0	$66,050	(4)
Eggemeyer, John(5)	$10,670	$0		$6,670	$8,330	$25,670	(5)
Evans, Robert(5)	$10,670	$0		$6,670	$6,330	$23,670	(4)(5)
Goldberg, Luella	$28,000	$20,050		$20,000	$0	$68,050
Johnson, George	$30,000	$20,050		$20,000	$0	$70,050
Scherer, Peter	$32,000	$20,050		$20,000	$0	$72,050
Schwalbach, Gerald	$54,000	$20,050		$20,000	$0	$94,050
Scovanner, Douglas	$52,000	$20,050		$20,000	$0	$92,050
Strangis, Ralph	$48,000	$20,050		$20,000	$0	$88,050

(1)   Consists of restricted stock award expense in 2006 of a three-year restricted stock grant of 2,389 shares covering the years 2006-08 to each Director shown in the chart.  Assumptions used in the valuation are explained in footnote 15 to TCF Financial’s Consolidated Financial Statements included in the Annual Report on Form 10-K for the year ended December 31, 2006.  Dividends are paid on the shares at the regular rate paid to stockholders.  Based on TCF’s achievement of more than 20% return on tangible equity (“ROTE”) in 2006, one-third of this award vested for each outside Director in January 2007.  The total grant date fair market value of each of the 2,389 share awards is $60,160, based on the grant date fair market value of $25.1814 per share.

(2)   Consists of restricted stock award expense in 2006 for the following stock awards: 2,389 shares awarded in 2006 to all outside Directors as described in the previous footnote and 300,000 shares awarded to Mr. Cooper in 2005 in connection with his transition to Chairman-only status (“Chairman’s Stock Award”), one-third of which were earned in 2006 as a result of TCF’s achievement of greater than 20% ROTE in 2006 and will vest January 1, 2009 subject to Mr. Cooper continuing to serve as Chairman through that date or in the case of a change in control.  Dividends are paid on all unvested shares at the regular rate paid to stockholders. Assumptions used in the valuation are explained in footnote 15 to TCF Financial’s Consolidated Financial Statements included in its Annual Report on Form 10-K for the year ended December 31, 2006.

(3)   Consists of retirement benefits earned during 2006.  This amount is forfeited if a Director does not complete at least five years of Board service (excluding service while an employee of TCF).  There were no above market non-qualified deferred compensation earnings in 2006.

(4)   This amount does not include distributions of $63,298,170, $1,593,620, and $1,141,970 that Mr. Cooper, Mr. Cusick, and Mr. Evans received, respectively, in 2006 as distributions from non-Director TCF benefit and deferred compensation plans.

(5)   Mr. Eggemeyer and Mr. Evans retired as Directors in April 2006.  The amounts shown for them in the “All Other Compensation” column consist of Director Retirement Plan distributions to them in 2006 after leaving the Board.  This amount does not include distributions of $281,750 and $363,990 that Mr. Eggemeyer and Mr. Evans received in 2006 as distributions from the TCF Directors Deferred Plan, consisting of fees deferred and invested in TCF Stock.

Material Information Regarding Directors’ Compensation.

•                  Cash compensation (which may be deferred and invested in TCF Stock):

•                  Annual Retainer – $20,000; Committee Chairs and Chairman receive an additional $20,000 annual retainer fee

•                  Board Meetings – $1,000/meeting

•                  Committee Meetings – $500/meeting ($1,000/meeting for Audit Committee members)

•                  Stock Grant Program:

•                  Periodically, but not more often than every three years, Directors receive TCF Stock grants equal to three times their annual base retainer: (excludes higher retainer for committee chairpersons) ($20,000 x 3 = $60,000).

•                  The number of shares granted is determined by dividing three times the annual retainer fee by the price of TCF Stock on the grant date.

•                  The stock vests over a minimum of three years.

•                  One-third of the shares will vest in each year that TCF Financial’s return on tangible equity exceeds 20%.

•                  Dividends are paid on unvested shares at the same rate as regular dividends to TCF stockholders.

•                  Once all shares vest, new grants are made.

•                  Unvested shares will vest if a change in control occurs.

•                  Directors’ Retirement Plan:

•                  Directors with five or more years of service as an outside Director receive a retirement benefit.

•                  After five years, Directors are 50% vested with an additional 10% vesting each year thereafter until the tenth year when they are 100% vested.  The amount of the annual benefits is the vested percentage times the annual Board retainer (currently $20,000) in effect at retirement.

•                  Benefits become 100% vested if a change in control occurs.

•                  The benefit is paid for a number of years equal to the Director’s length of service on the Board.

•                  Directors Deferred Plan:

•                  Fees and stock grants may be deferred until service ends on the Board.

•                  All deferred fees are invested in TCF Stock.

•                  Dividends (market rate) are accumulated and invested in TCF Stock.

•                  Distributions for pre-2005 accounts are in installments or lump sum, as elected by the Director.  For accounts accumulated in 2005 and after, all distributions are in a lump sum.

•                  Indemnification rights are provided to Directors under TCF Financial’s Articles of Incorporation and Bylaws, to the extent authorized under Delaware General Corporation Law and TCF maintains Directors and Officers Insurance.

•                  TCF pays for travel and other expenses of TCF Directors to attend Board meetings as a business expense.

•                  TCF typically holds one Board meeting per year (the “Annual Board Retreat”) at a remote location within or outside the U.S. and pays Directors’ travel and lodging expenses incurred in connection with the meeting, as well as those of the Directors’ spouses.

Provisions of the Chairman’s Agreement (Non-Executive)

Terms of the Agreement under which Mr. Cooper is serving as non-employee Chairman from 2006-08 are:

•                  No salary or bonus.

•                  Regular outside Directors fees: $20,000 annual retainer, additional $20,000 Chairman’s retainer, plus regular per-meeting fees paid to all Directors.

•                  Regular Directors’ stock grant: one-time grant equal to three times annual retainer to vest 1/3 each year TCF achieves more than 20% ROTE.

•                  Office available at TCF headquarters between meetings for use at his discretion.

•                  Business expenses: reimbursement per standard TCF policy and practice for Directors.

•                  Non-compete: the non-competition covenant in Mr. Cooper’s previous employment agreement continues in effect during his service as Chairman.

•                  Use of TCF plane upon request per TCF policy for business use only (personal use not permitted).

•                  Club dues and fees: TCF pays no club dues or fees.

•                  Excise tax cost reimbursement and stock vesting upon a change in control.

•                  Chairman’s Stock Award of 300,000 shares with 1/3 vesting on January 1, 2009 for each year in 2006-08 in which greater than 20% ROTE is achieved or in the event of a change in control.

Outstanding Equity Awards of Outside Directors at December 31, 2006

Name	# Options	# Shares Unvested Restricted Stock (1)		Market Value of Unvested Shares ($)(4)
Bieber, William	0	2,389		$65,510
Burwell, Rodney	0	2,389		$65,510
Cooper, William	0	569,839	(2)	$15,624,990	(2)
Cusick, Thomas	0	89,065	(3)	$2,442,160	(3)
Goldberg, Luella	0	2,389		$65,510
Johnson, George	0	2,389		$65,510
Scherer, Peter	0	2,389		$65,510
Schwalbach, Gerald	0	2,389		$65,510
Scovanner, Douglas	0	2,389		$65,510
Strangis, Ralph	0	2,389		$65,510

(1)    Consists of the Directors’ stock awards covering the years 2006-08 as described in footnote (1) to the Director Compensation table on page 11.

(2)   Consists of his Directors’ stock award of 2,389 shares covering the years 2006-08 as  described in footnote (1) to the Director Compensation table on page 11, his Chairman’s Stock Award of 300,000 shares as described in footnote (2) to the Director Compensation table on page 11, and 267,450 shares remaining from a performance-based stock award made while he was Chief Executive Officer (see “Year 2000 Stock Awards” on page 20 for details).  The Year 2000 Stock Award shares will vest or be forfeited on or about January 1, 2008, depending on whether or not TCF achieves the goal for vesting in 2007, or in the event of a change in control prior to forfeiture.

(3)    Consists of his Director’s stock award of 2,389 shares covering the years 2006-08 as described in footnote (1) to the Director Compensation table on page 11 and 86,676 shares remaining from a performance-based stock award made while he was an executive with the Company (see “Year 2000 Stock Awards” on page 20 for details).  The Year 2000 Stock Award will vest or be forfeited on or about January 1, 2008 depending on whether TCF achieves the goal for vesting in 2007, or in the event of a change in control prior to forfeiture

(4)   Consists of the number of unvested shares shown in the previous column, multiplied by the closing stock price on December 29, 2006, the last business day of 2006, of $27.42 per share.

TCF STOCK OWNERSHIP OF DIRECTORS, OFFICERS AND 5% OWNERS

The following chart shows ownership as of January 31, 2007 (except as indicated in footnote (5)) of TCF Stock by those indicated.

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership (1)(4)		% of Shares Outstanding (2)
Directors and Nominees who are not Named Executives:
William F. Bieber	848,602	(6)	*
Rodney P. Burwell	75,231	(6)	*
William A. Cooper	3,910,170	(7)	3.0%
Thomas A. Cusick	820,850	(7)	*
Luella G. Goldberg	205,811	(6)	*
George G. Johnson	66,009		*
Peter L. Scherer	10,589		*
Gerald A. Schwalbach	156,669	(6)	*
Douglas A. Scovanner	10,202		*
Ralph Strangis	116,376	(6)	*
Named Executives:
Lynn A. Nagorske	1,289,377	(7)	1.0%
Gregory J. Pulles	584,848		*
Barry N. Winslow	552,377		*
Neil W. Brown	375,823	(7)	*
Craig R. Dahl	221,550	(3) (7)	*
All Directors, Nominees and Executive Officers combined (25 persons, including those named above)	10,682,672	(3)(6)(7)	8.2%

5% beneficial owners

JPMorgan Chase & Co. 270 Park Avenue New York, NY 10017	6,887,347	(5)	5.2%

Advisory Committee of TCF Employees Stock Purchase Plan c/o General Counsel TCF Financial Corporation 200 Lake Street East Mail Code EX0-03-A Wayzata, MN 55391-1693	7,506,496	(6)	5.8%

* Represents 1.0% or less of the outstanding common stock of the class.

(1)   All shares are directly owned or purchasable by options exercisable within 60 days after January 31, 2007, and the person indicated has sole voting and dispositive power, except as indicated in the following footnotes.  Includes shares beneficially owned by family members who share the person’s household, with respect to which shares the indicated person disclaims any beneficial ownership, as follows: Mr. Bieber, 14,000 shares; Mr. Brown,  42,000 shares; Mr. Burwell, 4,000 shares; Mr. Cooper, 21,845 shares; Mr. Pulles, 11,160 shares; and all Directors, nominees and executive officers combined, 133,695 shares.

(2)   Each amount showing the percentage of outstanding shares owned beneficially has been calculated by treating as outstanding and owned the shares which could be purchased by the indicated person upon the exercise of existing options within 60 days after January 31, 2007.

(3)   Includes shares which could be purchased upon the exercise of existing options within 60 days after  January 31, 2007.  As of January 31, 2007, there were 80,000 options outstanding for Mr. Dahl, and 147,000 options outstanding for all executive officers combined.

(4)   Includes whole shares of TCF Stock allocated to accounts in the TCF Employees Stock Purchase Plan, for which the Named Executives and certain Directors have shared voting power as follows:  Mr. Brown, 5,172 shares; Mr. Nagorske, 58,640 shares; Mr. Pulles, 46,130 shares; Mr. Winslow, 52,264 shares; Mr. Dahl, 729 shares; and all Directors, nominees and executive officers combined, 335,305 shares.  Also includes whole shares of TCF Stock in the trust for the ESPP Supplemental Plan (as defined on page 23), for which the Named Executives do not have voting power, as follows:  Mr. Brown, 14,147 shares; Mr. Nagorske, 51,076 shares; Mr. Pulles, 42,115 shares; Mr. Winslow, 29,113 shares; Mr. Dahl, 4,867 shares; and all Directors, nominees and executive officers combined, 201,108 shares.  Also includes whole shares of TCF Stock (vested and unvested) in the trust for the TCF Financial Executive Deferred Compensation Plan or the TCF Financial Directors Deferred Compensation Plan for which the Directors or Named Executives do not have voting power, as follows: Mr. Bieber, 50,602 shares; Mr. Brown, 162,026 shares; Mr. Burwell, 11,231 shares; Mr. Cooper, 4,163 shares; Mr. Cusick, 380,766 shares; Mr. Dahl, 29,937 shares; Ms. Goldberg, 135,147 shares; Mr. Johnson, 49,464 shares; Mr. Nagorske, 436,766 shares; Mr. Pulles, 321,580 shares; Mr. Scherer, 9,589 shares; Mr. Strangis, 48,376 shares; Mr. Schwalbach, 18,546 shares; Mr. Scovanner, 7,902 shares; Mr. Winslow, 293,071 shares; and all Directors, nominees and executive officers combined, 2,376,423 shares.

(5)   Beneficial ownership of the shares by JPMorgan Chase & Co. is in the following manner:  sole voting power – 4,947,243 shares; shared voting power – 762,479 shares; sole dispositive power – 6,054,947 shares; shared dispositive power – 771,574 shares.  The foregoing information is based upon the Form 13G filed with the SEC by JPMorgan Chase & Co. on February 9, 2007.  Information is as of December 29, 2006.

(6)   The Advisory Committee for the TCF Employees Stock Purchase Plan has shared voting power with participants of all allocated shares in the Plan.  Advisory Committee members disclaim ownership of these shares.  Information on the table as to shares beneficially owned by Ms. Goldberg, and Messrs. Bieber, Burwell, Schwalbach, and Strangis, does not include any shares beneficially owned by the Advisory Committee.

(7)    Includes shares pledged as collateral for loans undertaken by Directors or Named Executives as follows:  Mr. Brown, 40,000 shares; Mr. Cooper, 3,312,602 shares; Mr. Cusick, 100,000 shares; Mr. Dahl, 26,017 shares; Mr. Nagorske, 367,478 shares; and all Directors, nominees, and executive officers combined, 3,937,556 shares.

Were All Stock Ownership Reports Timely Filed by TCF Financial Insiders? (Section 16(a) Beneficial Ownership Reporting Compliance).  Section 16(a) of the Securities Exchange Act of 1934, as amended, requires TCF Financial’s Directors, executive officers and persons who beneficially own more than 10% of the outstanding shares of TCF Stock to file stock ownership reports with the SEC and the NYSE.  Based upon representations signed by officers and Directors, TCF Financial believes that all reports required by officers and Directors were filed on a timely basis during 2006.

BACKGROUND  OF  EXECUTIVE  OFFICERS  WHO  ARE  NOT  DIRECTORS

The following describes the last five years (or longer) of business experience of executive officers of TCF Financial, or its principal wholly-owned subsidiary TCF Bank, who are not Directors of TCF Financial.  In these descriptions, TCF Bank – Lakeshore is the Illinois-Wisconsin  division of TCF Bank.  TCF Bank – Michigan is the Michigan division of TCF Bank, and TCF Bank – Minnesota and TCF Bank – Colorado are the Minnesota and Colorado divisions respectively, of TCF Bank.  TCF Bank Wisconsin, TCF Bank Michigan, TCF Bank Minnesota, and TCF Bank Colorado are former subsidiary banks that were merged into TCF Bank.

TIMOTHY P. BAILEY (age 51) was elected President and CEO of TCF Bank effective January 1, 2006.  Mr. Bailey was the President of TCF Bank – Lakeshore from 2001 – 2005.  He has also held various other positions with TCF Bank: Chief Operating Officer/Lending of TCF Bank – Lakeshore since 2000; President and Chief Executive Officer of TCF Bank Wisconsin since 1993, and prior to that Vice President of Commercial Lending/Loan Workouts with TCF Bank.

PAUL B. BRAWNER (age 58) was elected Executive Vice President of TCF Bank in 2000.  Prior to that Mr. Brawner was a Senior Vice President of TCF Bank since 1998.  Before joining TCF Bank in 1998, Mr. Brawner was with Huntington National Bank for nineteen years.

JAMES S. BROUCEK (age 43) was elected Treasurer of TCF Financial and TCF Bank in January 2005 and Senior Vice President of TCF Financial in 2002.  He also has served as Chief Investment Officer and Senior Vice President of TCF Bank since 2001.  Prior to that he had been Senior Vice President and Controller of TCF Bank – Michigan since 1995.

NEIL W. BROWN (age 48) was elected President and Chief Operating Officer of TCF Financial effective January 1, 2007.  Mr. Brown has been President of TCF Financial since January 2006 and served as Chief Financial Officer from 1998 through December 2006.  He was an Executive Vice President of TCF Financial from 1998 to December 2005.  He was also Treasurer of TCF Financial from 1998 – 2005.

CRAIG R. DAHL (age 52) has been President of TCF Equipment Finance, Inc. (formerly known as TCF Leasing, Inc.) since 1999 and Chairman and Chief Executive Officer of Winthrop Resources Corporation, a wholly-owned subsidiary of TCF Bank, since 2003.  Mr. Dahl was also elected an Executive Vice President of TCF Financial in 1999.  Prior to that Mr. Dahl was a Senior Vice President in the Equipment Finance Division of Norwest Bank Minnesota, N.A. (n/k/a Wells Fargo Bank, N.A.) since 1991.

THOMAS F. JASPER (age 38) was elected Executive Vice President and Chief Financial Officer of TCF Financial in January 2007.  Prior to that he was Executive Vice President and Chief Financial Officer of TCF Equipment Finance, Inc., and Executive Vice President of Winthrop Resources Corporation.  Prior to joining TCF Equipment Finance, Inc. in October 2001, Mr. Jasper held various other positions, including as a Senior Manager at KPMG LLP.

MARK L. JETER (age 50) was elected President of TCF Bank – Minnesota in 2000. He has also held various positions with TCF affiliates: Chief Executive Officer of TCF Bank Michigan (1998 – 2000), President of TCF Bank Michigan (1999 – 2000), Executive Vice President of Retail Banking of TCF Bank (1996 – 1998) and Senior Vice President of Retail Banking of TCF Bank (1994 – 1996).

CANDACE H. LEX (age 46) was elected to the position of Executive Vice President and Chief Marketing Officer of TCF Financial in June 2005.  Prior to that she was Senior Vice President and Director of Marketing/Product Planning for National Commerce Financial Corporation (now SunTrust Bank), where she had been Director of Marketing since 1998.

MARK W. ROHDE (age 45) was elected to the position of President of TCF Bank - Lakeshore in October 2006.  Prior to that he was the Executive Vice President of Consumer Lending of TCF Bank - Lakeshore since 1997.

ROBERT H. SCOTT (age 59) was elected President of TCF Bank – Michigan in January 2005.  Prior to being named President, he served as Executive Vice President and Manager of Commercial Lending of TCF Bank – Michigan since 2003.  Prior to that he served as an Executive Vice President in Commercial Banking of TCF Bank – Minnesota.

DAVID M. STAUTZ (age 50) was elected Senior Vice President, Controller and Assistant Treasurer of TCF Financial, and Assistant Treasurer of TCF Bank in 1999.  He was elected Controller of TCF Bank in 2000.  Mr. Stautz is a member of the American Institute of Certified Public Accountants.

EARL D. STRATTON (age 59) was elected Executive Vice President and Chief Information Officer of TCF Financial in 1995 and TCF Bank in 2001.  Prior to that he was a Senior Vice President of TCF Financial and had been a Senior Vice President of TCF Bank since 1985.

BARRY N. WINSLOW (age 59) resigned from the position of Chief Operating Officer of TCF Financial effective December 31, 2006, but remains employed through his retirement date of March 31, 2007.  Mr. Winslow was elected Chief Operating Officer effective January 1, 2006 and before that was Chief Executive Officer of TCF Bank from 2001 – December 2005 and was also President of TCF Bank from 1998 – December 2005 and President of TCF Bank operations in Minnesota, Michigan and Illinois, respectively, before their merger into TCF Bank.

COMPENSATION DISCUSSION AND ANALYSIS

The following discussion and analysis contains statements regarding future individual and Company performance goals.  These goals are disclosed in the limited context of TCF’s compensation programs and should not be understood to be statements of management’s expectations or estimates of results or other guidance.

This Compensation Discussion and Analysis is TCF’s explanation of how TCF Financial’s Named Executives in the Summary Compensation Table on page 26 are paid and why.  The Compensation Committee of the Board of Directors (the “Committee”) reviews and approves the compensation arrangements of the Named Executives, approves annual cash incentive compensation and stock awards, approves employment and change in control contracts, and reviews and approves personnel-related matters generally for TCF Financial.  Compensation of management executives of TCF Financial’s banks and leasing companies are generally set by TCF’s Chief Executive Officer and reviewed by the Compensation Committee.

TCF currently orients its executive compensation philosophy toward increasing earnings.  Our compensation program provides incentives for ongoing increases in such earnings in the short term (annual) and long term (multi-year), which members of the management team can obtain only by staying with the Company and achieving goals for increases in earnings per share.  The component pieces of our executive compensation program (salary, annual cash incentive, equity awards, employment contracts/change in control protection, perquisites and retirement/deferred compensation) are typical for our industry.  A unique feature of TCF’s compensation program is that we do not use stock options (the Company generally discontinued awarding them to executives in 2000).  Instead, we generally provide equity awards entirely in the form of grants of performance-based restricted stock.  The currently outstanding awards are described later in this Compensation Discussion and Analysis.

We believe TCF’s compensation philosophy is successful, as demonstrated by historically little or no turnover in the executive group coupled with TCF’s consistently high end performance on the important measures of diluted earnings per share (“EPS”), return on assets (“ROA”) and return on equity (“ROE”) as compared to TCF’s long-standing peer group.

Executive Compensation Philosophy

TCF Financial’s general executive compensation philosophy statement is as follows:

1.               TCF believes that the compensation system should attract and retain experienced, highly qualified bankers.

2.               TCF believes in pay for performance based on specific written financial goals and objectives.  Total executive compensation should have a large component of incentive compensation based on performance.  Incentive compensation should be at risk, i.e., payment should be based on performance.

3.               TCF believes that executive compensation should have both a short-term (annual) and a long-term orientation, both as to the amount and form of payment.  The long term component should be structured to facilitate retention based on achievement of ongoing increases in earnings per share.

4.               TCF believes that executive compensation levels should be measured by a comparison to peers as well as other factors such as specific individual contributions.

5.               TCF believes that the overall compensation level of TCF executive management should parallel the overall performance of TCF as compared to its peers, i.e., top performance results in top levels of compensation, lower performance results in lower levels of compensation.

6.               TCF believes that executive compensation should result in TCF executive management having a significant investment in TCF common stock.

7.               TCF believes that the incentive compensation system should be designed to encourage TCF executive management to defer and invest compensation without any guarantees or other enhancements from the Company.  (However, after the enactment of IRC section 409A in 2004, TCF significantly changed its program to reduce the use of deferrals.)

A main goal of the compensation philosophy is to link a substantial portion of executive compensation to the profitability of the Company.  The Committee believes that TCF’s stock price, in the long run, will reflect the level of earnings of the Company and therefore the Committee links the earning and vesting of restricted stock awards and the payment of annual cash incentives to goals for increases in EPS.

A second goal of the compensation philosophy is to attract (if necessary) and retain highly competent executives.  The Committee has not established specific benchmarks for TCF executive pay, but sets overall compensation at competitive levels relative to the TCF-selected peer group.  Also, the Committee approves base pay at levels that are generally unchanged from year to year and annual cash incentive opportunities (up to two times salary) and multi-year performance-based stock awards over three to eight years which provide substantial forward-looking potential incentives at any given time for at least the next three to five years of performance.   The combination of annual and multi-year incentives allows executives to consider both short term and long term earnings impact and other effects of their decisions and gives them substantial incentives for staying with the Company.  Executives can implement a particular strategy which may limit earnings in the short term, but produce greater long term growth, without harming their ultimate compensation levels.  The same general programs and EPS goals apply generally to the Named Executives, with differentiation only in the size of awards by individual, so the executive group works as a team toward the same overall goals.  Mr. Dahl’s incentive program, however, also reflects goals specific to the leasing and equipment finance companies he oversees.

The third goal of the compensation philosophy is to encourage substantial ownership in TCF Stock, so that executives will think and act like stockholders.  This is accomplished through performance-based restricted stock awards and the TCF Employees Stock Purchase Plan, which is designed to encourage TCF Stock ownership.  Historically, the current executive group also was allowed to invest in TCF Stock on a tax-deferred basis through deferral of salaries, annual cash incentives, and restricted stock grants into the TCF Executive Deferred Compensation Plan, and most of the current executive group has substantial account balances invested in TCF Stock in that Plan which generally cannot be sold until they leave TCF.

TCF and the Committee have taken several important steps to manage executive compensation at TCF:

•                  TCF follows a consistent pattern of executive compensation from year to year: a fixed and generally unchanging base salary coupled with a significant performance-based annual cash incentive opportunity (up to two times salary) and restricted stock awards designed to vest over 3 — 8 years, depending on performance.

•                  TCF awards only restricted stock, not options, to executives and vesting of substantially all restricted stock awards is performance-based.  (TCF discontinued awarding options in 2000).

•                  Performance goals for vesting of stock and for annual cash incentives are real, understandable goals based on specific financial performance measurements and the stock vests or the compensation is paid only if the goals are met.

•                  TCF retains an independent compensation consultant, Towers Perrin, to advise on executive compensation issues.  Towers Perrin provides annual reports comparing TCF’s executive pay and performance to that of the TCF-selected peer group.  Towers Perrin has been advising TCF on executive compensation since 1992 and has never provided any consulting services to TCF other than for executive compensation.

•                  TCF uses “plain English,” short paragraph-type of disclosures of executive pay in its proxy statements, enhancing the transparency and accountability of its executive compensation program to stockholders.  TCF has been doing this since 1998.

•                  The Committee holds executive sessions (without Company management present) at every Committee meeting and now annually reviews the compensation of each Named Executive in a “tally sheet” format. This includes annual compensation, accumulated benefits and termination payouts.

•                  The Committee approves restricted stock awards at regularly scheduled Committee meetings.   TCF does not, and has not, engaged in option or stock award backdating, or in cancellation or re-pricing of stock awards or options.

Base Compensation (Salary)

In general, the salary levels of the Named Executive officers are intended to be comparable to those of companies in our peer group and are unchanged from year to year.  Base salaries change generally only when an executive assumes a new position or substantial additional responsibilities.   In January 2007, Mr. Brown’s annual salary was increased from $400,000 to $460,000 as a result of his election to the position of Chief Operating Officer in connection with the retirement of Barry N. Winslow, formerly TCF’s Chief Operating Officer.  Mr. Brown continues to serve as President of TCF Financial, a position he also held prior to 2007.   The salaries of the other Named Executives have not changed for 2007.

Annual Cash Incentives

The Committee approves an annual cash incentive opportunity for the Named Executives of up to 200% of salary contingent on increases in EPS over the prior year, except that Mr. Dahl’s annual cash incentive opportunity is based on performance of the leasing operations.  All annual cash incentives are performance-based within the meaning of section 162(m) of the IRC.  TCF believes that a substantial short term (annual) incentive based on increases in earnings is important to insure attention and focus on each year’s annual results.

In determining the range of EPS goals and incentive percentages for any year, the Committee looks to general economic and banking industry trends, opportunities and issues.  The annual cash incentive is paid entirely in cash because of the stock component TCF offers executives in its long term performance-based restricted stock award program.

The Committee retains discretion to decrease an annual cash incentive even if performance goals have been met, based upon factors the Committee deems relevant.  The Committee has never waived a goal or reduced the performance metrics required to achieve an annual cash incentive for the Named Executives.

The annual cash incentive opportunity for 2006 for the Named Executives and other executives generally was based on a target range from $2.01 to $2.16 EPS, with the payout being the percent of salary that was equal to ten times each whole cent of EPS from $2.00 to $2.12 and twenty times each whole cent of EPS over $2.12 up to $2.16.  The maximum annual cash incentive was 200% of salary (at $2.16 EPS).  Since the EPS achieved for 2006 was less than $2.00, no annual cash incentive was due or paid for 2006.  The annual cash incentive opportunity for Mr. Dahl for 2006 was based on performance of the leasing operations under his management and Mr. Dahl was paid an annual cash incentive of $433,200 for performance achieved in the leasing operations.

For 2007, the Committee has approved the following goal and payout ranges for annual cash incentives for the Named Executives other than Mr. Dahl:  the target range for EPS is from $1.98 to $2.12, with the incentive being equal to the executive’s base salary multiplied by a percentage which is the sum of a) the product of 10 times the number of whole cents by which 2007 diluted EPS exceeds $1.97 per share, up to $2.02 per share, and b) the product of 15 times the number of whole cents by which diluted EPS exceeds $2.02 per share, up to $2.12 per share.  The maximum potential cash incentive is 200% of salary at $2.12 diluted EPS.  EPS will be calculated as provided in the TCF Performance-Based Compensation Policy, using diluted EPS, rounded to the nearest cent.  For Mr. Dahl, the Committee approved goals relating to the net income derived from leasing operations.  The maximum potential cash incentive to Mr. Dahl is 200% of salary for achievement of the maximum stated net income goal from leasing operations.  The Committee reserves the right to determine that a lower (or no) incentive should be paid if in its sole discretion it considers such action warranted.

Over the past five years the achievement of the goals for annual cash incentives for each year’s named executive group has been as follows: 2006 – 0%; 2005 – 140%; 2004 – 200%; 2003 – 0%, and 2002 – 200%.

Equity Awards (Restricted Stock)

The Company generally discontinued awarding options in 2000 and has a long history of awarding restricted stock awards (instead of options) which are performance-based under IRC section 162(m) and vest only upon the achievement of cumulative yearly earnings goals.  The vesting of all such previous awards has been achieved through achievement of the earnings goals.   The size of these grants is intended to be substantial to aid in retention of management and orientation of their efforts toward long-term, ongoing and cumulative increases in earnings.

In deciding what stock awards to approve, the Company does not believe that stock previously earned through grants or purchased with deferred compensation should limit, or be considered, in addressing future stock grants.  TCF’s Named Executives in fact generally hold their shares (and are required to hold the shares in deferred compensation plans) until they leave the Company and have not regularly disposed of shares owned outside of those plans.

The Committee retains discretion to decrease an award of restricted stock, even if the performance goals have been met, based upon factors the Committee deems relevant.

The Committee has never waived a goal or reduced the performance metrics required to achieve vesting of an executive stock award.

These long-term awards are made entirely in the form of stock (except for dividends, which are paid in cash).  Use of stock for this long-term program is cost effective for the Company.  The grants are expensed based on their grant date fair value but provide a tax deduction to TCF utilizing their fair value on the later of the vesting date or distribution date.  Achievement of the earnings increase goals leading to vesting of the stock has historically led to substantial stock price appreciation, resulting in TCF tax benefits upon vesting or delivery date which substantially reduce the after-tax cost of the grants.

Use of stock for these long-term awards also gives management some downside equity risk.  Unlike options, which provide no incentive once they are below their exercise price, the stock awards have some value even if the stock price goes down, as long as the performance goals are achievable.  The executive does have a risk of forfeiture of value throughout the life of the grant because the performance goals may not be achieved.

The two restricted stock award programs which are currently outstanding in part or in whole are the Year 2000 Stock Awards and the Year 2006 Stock Awards.  The Year 2000 Stock Awards vest or are forfeited over an eight-year performance period covering the years 2000 - 2007 whereas the Year 2006 Stock Awards can be earned over a three-year period covering the years 2006-08 for future vesting in the year 2011.

Year 2000 Executive Stock Awards (“Year 2000 Stock Awards”).  The Committee approved stock awards to fourteen members of TCF Financial’s executive management group which vest only if management achieves substantial increases in Cash EPS (as defined below) over the eight years from 2000-07:

•                  Fifty percent of the award vested upon a 75% increase in Cash EPS over the base year (1999) Cash EPS of $1.06, to $1.855 or more.  In 2004, TCF Financial achieved a Cash EPS of $1.87, the 75% increase was achieved, and the first 50% of the shares vested on January 6, 2005.

•                  The remaining fifty percent of the award will vest if TCF achieves a 100% increase in Cash EPS over the base year (1999) Cash EPS of $1.06, to $2.12 or more by the end of 2007.  If $2.12 Cash EPS is not achieved by the end of 2007, this remaining fifty percent of the shares will be forfeited.

The Year 2000 Stock Awards consisted of a total of 2,142,240 shares (1.3% of the shares outstanding at the time of the awards), of which 1,085,570 shares have already vested; 181,389 shares have been forfeited and 875,281 shares remain outstanding.  These awards are performance-based under IRC section 162(m).  “Cash EPS” is as defined in the TCF Financial Incentive Stock Program, as follows: diluted EPS, adjusted to eliminate the after-tax impact of the amortization and other adjustments to goodwill and other intangible assets acquired in business combinations.

The number of shares awarded was a yearly range of 50% to 150% of salary, assuming the award would be earned over the full eight years and using grant date fair value.

Generally, executives must remain employed with TCF Financial until the second goal ($2.12 Cash EPS) is achieved in order to become vested in the remaining fifty percent of the Year 2000 Stock Award shares.  However if an executive leaves on account of retirement, disability or death a pro-rata portion of the Year 2000 Stock Awards will vest if the Company achieves the second goal, on the same date as it vests for executives who are still employed by the Company, with the pro-ration based on the Cash EPS achieved through the end of the fiscal year closest to the executive’s departure.  Also, any unvested Year 2000 Stock Award shares will fully vest upon a change in control (as defined) of TCF Financial prior to forfeiture.

In addition to the Named Executives and six other executives, Directors Cooper and Cusick and one other former executive have shares remaining from the Year 2000 Stock Award which are eligible for vesting.

Year 2006 Executive Stock Awards (“Year 2006 Stock Awards”).  In January 2006, the Committee approved the Year 2006 Stock Awards consisting of restricted stock awards aggregating 477,500 shares in total (less than one-half percent of outstanding shares of TCF Stock as of the award date) to thirteen members of TCF Financial’s executive management group.  The awards are performance-based under IRC section 162(m) and can be earned over the years

2006-08.  The value of the awards to the Named Executives on the award date was a range from 95% - 120% of salary for each year of the earn-out period for each of the Named Executives.  The Company believes this award is appropriate in keeping with its general philosophy of providing a three to five year forward-looking incentive period at any given time for executives, since the Year 2000 Stock Awards are in their final year in 2007.

The number of shares that will vest in the Year 2006 Stock Awards is tied to year over year increases in EPS during each of the years 2006, 2007 and 2008, in excess of the base EPS (for 2005) of $2.00, with the earning percentage for each of the three years calculated from the chart below:

EPS Growth Rate (over $2.00 EPS):	5% or less	6%	7%	8%	9%	10%	11%	12%	13%	14%	15% or more
Percentage of Shares Earned:	0%	7%	14%	20%	27%	34%	40%	47%	54%	60%	67%

In the chart, the “EPS Growth Rate” is the excess of the current year EPS (for fiscal years 2006, 2007, and 2008) over the Base Year EPS, divided by the Base Year EPS and rounded to the nearest whole percentage.  The “Base Year EPS” is the EPS for the immediately preceding fiscal year or $2.00, whichever is greater.

For 2006, TCF achieved less than $2.00 EPS, therefore the percentage of shares earned in 2006 was 0%.

The “Percentage of Shares Earned” determined from the chart for each of the fiscal years 2006, 2007 and 2008 will be multiplied by the number of Shares awarded to determine the number of “Earned Shares” for each of the three years ending December 31, 2006, 2007, and 2008.  The number of Earned Shares, once earned, may not be reduced and the total number of Earned Shares may not exceed 100% of the shares awarded.  Based upon 2006 performance, no portion of the Award was earned in 2006.

Any shares which are not Earned Shares by the end of 2008 will be forfeited on January 31, 2009.  Although the Earned Shares will be calculated for each of the years 2006, 2007 and 2008, the Earned Shares will not actually vest until January 31, 2011.

In January 2007, the Committee approved two additional performance-based awards for 10,000 shares each as part of the Year 2006 Stock Awards program to two newly-elected executives including Thomas F. Jasper, who was elected Executive Vice President and Chief Financial Officer (“Principal Financial Officer”) effective January 1, 2007.  The performance-based goals for vesting are based on increases in EPS which generally follow the chart set forth above, but adjusted to allow the possibility of earning 100% of the shares in two years (2007-08) instead of three years (2006-08).  The Committee also approved two additional non-performance-based awards of 10,000 shares each to these executives.

Generally, executives must remain employed with the Company until January 31, 2011 in order to receive their Earned Shares under the Year 2006 Award.  However, if the executive leaves the Company before then on account of retirement, disability or death, any Earned Shares accumulated under the Year 2006 Awards to the date of the executive’s departure will vest on January 31, 2011 (or sooner in the case of disability or death).  Any outstanding Year 2006 Award shares will fully vest upon a change in control (as defined) of TCF Financial.

Dividends on Stock Awards.  The Committee has approved paying dividends on unearned and unvested stock awards for both of the currently outstanding awards and on Directors’ stock grants.   In determining whether dividends should be paid on unvested stock awards, the Committee considered its policy of generally not increasing base compensation each year (except as noted above in case of changes in responsibilities or to address risk of loss of an executive to a competitor).

Compensation as Related to Company Performance

With the assistance of the Company’s outside consultant, Towers Perrin, the Committee annually reviews and compares TCF Financial’s compensation components and total compensation with a peer group, and also compares their performance. The Company believes performance should be compared to a peer group of similar-sized institutions which are subject to the same conditions as TCF.

Definition of TCF-selected Peer Group.  TCF’s selected peer group consists of the 30 publicly traded banking and thrift institutions, 15 of which are immediately larger than and 15 of which are immediately smaller than TCF in total assets.  This group is also used in comparing compensation and performance.  This group was selected because it is large enough to include a broad group of companies but small enough to factor out financial institutions much different than TCF in size.  The group includes only financial institutions because that is the industry in which TCF operates.  TCF’s peer group criteria have been the same since 1997.

The peer group as of September 30, 2006 is as follows:  IndyMac Bancorp Inc.; Colonial BancGroup; Astoria Financial Corporation; Associated Banc-Corp; Webster Financial Corporation; Mercantile Bankshares Corporation; BOK Financial Corporation; Downey Financial Corp.; W Holding Company Inc.; Sky Financial Group, Inc.; First Citizens BancShares, Inc.; Commerce Bancshares, Inc.; Flagstar Bancorp, Inc.; Fulton Financial Corporation; City National Corporation; South Financial Group, Inc.; BankUnited Financial Corporation; Fremont General Corporation; Valley National BankCorp; BankcorpSouth, Inc.; Cullen/Frost Bankers, Inc.; Investors Financial Services Corp.; MAF Bancorp, Inc.; East West Bancorp, Inc.; First Republic Bank; Wilmington Trust Corporation; International Bancshares Corporation; People’s Bank (MHC); Bank of Hawaii Corporation; FirstMerit Corporation.

Based upon a ranking of return on assets and return on equity for the years 2005, 2004, 2003, and 2001, and earnings per share growth over one, two, three and five year periods ending in 2005, TCF had an overall average performance ranking for the periods of 7th out of the 30 peer group companies and an average compensation ranking over the same years of 14th out of the 30 peer group companies.  The overall performance ranking is based upon a weighting of 25% for return on assets, 25% for return on equity, and 50% for earnings per share growth.

Employment and Change in Control Agreements

TCF has employment contracts with 7 Executive Officers, including all of the Named Executives and change in control agreements with 14 Executive Officers, including all of the Named Executives.  The agreements are submitted to and approved by the Compensation Committee.

The purpose of the employment agreements is to provide executives with income security in the event of termination of employment without cause and to provide the Company assurance of continued services of the executive.    Generally, Mr. Nagorske’s agreement provides three years worth of income protection whereas the other Named Executives’ agreements provide two years worth of income protection.  Unvested restricted stock generally does not vest upon employment termination, except for retirement, disability, and change in control situations.  The Company believes the employment contract and change in control agreements are a reasonable practice in line with industry norms and that it is important to provide contractual rights consistent with industry norms.

The purpose of the change in control agreements is to insulate executive management from short term financial loss in the event of an acquisition or merger so they will not have a personal financial incentive to discourage transactions that would be in the best interests of the stockholders.  Generally, Mr. Nagorske’s agreement provides three years worth of income protection (salary and bonus) after termination of employment following a change in control whereas all other change in control agreements provide two years worth of protection.  In addition, all unvested shares of restricted stock vest upon a change in control (as defined) without a requirement for termination of employment.

The tables on page 34 of this proxy statement summarize estimated payments under the employment and change in control contracts.

Perquisites

TCF provides basic executive perquisites of one Company car per executive and parking as needed, club memberships, tax return preparation, and cell phones.  Personal use of the TCF plane is allowed but limited to the top two or three executives and no more than 50 hours per year for each executive.  TCF believes that providing these executives with flexibility in personal travel allows them to better manage their schedules and responsibilities and benefits the Company.

Benefits, Retirement and Deferred Compensation Philosophy

TCF considers benefits to be an employee hiring and retention matter, for both executives and non-executives, and therefore designs its program to be competitive with other banks and with retailers and to reward longevity with the Company.  There is no target level of income for the retirement program for either executives or non-executive employees.  The executives generally have the same benefits as are provided for full-time employees.

Medical, etc. Benefits.  Executives are eligible for the same group medical, dental, and life insurance as is available to TCF full-time employees generally.  TCF provides retiree medical coverage to employees who retire from TCF after reaching age 55 with ten or more years of service.  TCF pays part or all of the premiums for retirees who retired or were eligible to retire before 2000.  None of the Named Executives is entitled to such Company payment of retiree medical premiums.  TCF makes disability coverage available to full-time employees.  The Named Executives participate in an executive disability plan with higher payment limits and disability definitions specifically relevant to executives.

401(k) Plan and ESPP Supplemental Plan.  In keeping with the general philosophy, we offer an employee stock purchase plan (“Employees Stock Purchase Plan”) in which employees can contribute from 0 – 50% of their pay to the Plan, with matching contributions on the first 6% of pay contributed.  The match is 50%, 75%, or 100% of each dollar contributed, depending on length of service with TCF.  The plan qualifies as an employee stock ownership plan (“ESOP”) and a qualified tax or deferred compensation plan (“401(k) Plan”) under the IRC.  Executives can contribute the same percentage of pay as non-executives and receive the same match percentage, based on length of service with TCF.  Executives’ length of service for this purpose includes only actual time of service with TCF and is calculated in the same way as for employees generally.

Because of certain IRC limits that apply to them, most of the executives’ contributions and Company matching contributions under the Employees Stock Purchase Plan are limited by law.  All amounts over the limit are credited to a nonqualified supplemental plan (the “ESPP Supplemental Plan”) which “mirrors” the operation of the Employees Stock Purchase Plan.  This ESPP Supplemental Plan, which was approved by stockholders in 2005, covers a total of approximately 225 employees and also helps the Employees Stock Purchase Plan to pass certain nondiscrimination tests.  The Committee approves and maintains the ESPP Supplemental Plan as a matter of fairness for executives so they can contribute as much, as a percentage of pay, as non-executives and receive the corresponding employer matching contributions.

The following chart illustrates the operation of our Employees Stock Purchase Plan and its related ESPP Supplemental Plan for an executive with $300,000 in salary and bonus who contributes 6% to the two plans combined and whose contributions are matched at the 50% rate:

Illustration of Operation of Employees Stock Purchase Plan and ESPP Supplemental Plan

	Employees Stock Purchase Plan		ESPP Supplemental Plan		Total Contributions
Employee Contribution	$9,000	(1)	$9,000	(2)	$18,000
Employer Match (50%)	$4,500		$4,500		$9,000
Total	$13,500		$13,500		$27,000

Example assumes employee has 50% matching rate.  Additional factors will affect the exact calculations.

(1)   Limited to 4% of covered pay ($225,000) in 2007.  Was limited to 1% of covered pay of the Named Executives in 2006.

(2)   Equals 6% of total salary and bonus ($300,000) less Employee Contribution to Employees Stock Purchase Plan ($18,000 - $9,000 = $9,000)

None of the Named Executives has any individual or special retirement or pension arrangements.  None of the Named Executives or any other participants are credited under the Employees Stock Purchase Plan or the ESPP Supplemental Plan with any years of service other than for years worked at TCF.  Covered pay consists only of salary and bonus; it does not include stock grants made to executives or other special items of executive pay.

TCF’s Employees Stock Purchase Plan and ESPP Supplemental Plan are designed to encourage investment in TCF Stock and more than 90% of their assets are invested in TCF Stock.  The following chart reflects executive investment in TCF Stock in this program as of December 31, 2006:

TCF Stock Ownership and Account Balances of the Named Executives
in the Employees Stock Purchase Plan and ESPP Supplemental Plan

		Value of Accounts at December 31, 2006
	Number of Whole Shares of TCF Stock in Accounts	TCF Stock in Accounts(1)	Non-TCF Stock Investments in Accounts	Total Account Value
Lynn A. Nagorske	109,475	$3,001,830	$0	$3,001,830
Neil W. Brown	19,232	$527,360	$18,410	$545,770
Barry N. Winslow	81,240	$2,227,610	$0	$2,227,610
Gregory J. Pulles	88,126	$2,416,420	$0	$2,416,420
Craig R. Dahl	3,112	$85,340	$0	$85,340

(1)    Reflects number of shares of TCF Stock (including partial shares not shown in the table and deemed shares in the ESPP Supplemental Plan) multiplied by $27.42 per share, the closing price on December 29, 2006 and rounded to the nearest $10.

Pension Plan.  TCF discontinued pay credits to its pension plan and related supplemental plan in 2006 in connection with the enhancements to the Employees Stock Purchase Plan.  Pension benefits are disclosed in the table on page 29 and described in the information following the table.

Deferred Compensation.  From 1988 - 2004, executives were allowed to defer salary, bonus and stock awards to the TCF Executive Deferred Compensation Plan (“Deferred Compensation Plan”) and to invest them in TCF Stock or other investments.  The Company philosophy was that this was a tax-deferred savings account – there was no Company match and no guaranteed or above-market earnings or interest were paid on accounts.  TCF fully funded a related trust (a so-called “rabbi” type of trust) with corresponding assets, almost all TCF Stock, to provide the benefits when due.  Executives elected to invest substantially all of the amounts they deferred into TCF Stock.  TCF froze the plan from any new contributions in 2005 because of a new tax law, IRC section 409A, which introduced substantial new regulatory and tax uncertainties and risks for the Company and participants.

The following table summarizes the account balances and investments, including deemed TCF Stock ownership, of the Named Executives in the Deferred Compensation Plan as of December 31, 2006:

TCF Stock Ownership and Account Balances of the Named Executives
in the Executive Deferred Compensation Plan

		Value of Accounts at December 31, 2006
Name	Number of Whole Shares of TCF Stock in Accounts	TCF Stock in Accounts ($)(1)	Non-TCF Stock Investments in Accounts ($)	Total Account Value ($)
Lynn A. Nagorske	436,766	$11,976,120	$123,130	$12,099,250
Neil W. Brown	162,026	$4,442,780	$0	$4,442,780
Barry N. Winslow	293,071	$8,036,030	$349,450	$8,385,480
Gregory J. Pulles	321,580	$8,817,750	$0	$8,817,750
Craig R. Dahl	29,937	$820,890	$0	$820,890

(1)    Reflects number of shares of deemed investment in TCF Stock (including partial shares not shown in the table) multiplied by $27.42 per share, the closing price on December 29, 2006 and rounded to the nearest $10.

In keeping with TCF’s philosophy of the Deferred Compensation Plan as a tax-deferred savings account emphasizing investment in TCF Stock, the following table illustrates that the accumulated account balances in the Plan are derived largely from the Executive’s own deferral contributions and from earnings and appreciation over the years of the Executive’s deemed investment in TCF Stock.

Source of Accumulated Account Balances in the TCF Executive Deferred Compensation Plan

	Source By Percentage of Accumulated Account Balances
Name	Deferrals of Salary, Cash Incentives, and Restricted Stock	Earnings and Appreciation of TCF Stock (1)	Appreciation of Non-TCF Stock Assets (1)	TCF Contributions (2)	Total Percent of Account Balance at December 31, 2006
Lynn A. Nagorske	30%	69%	1%	0%	100%
Neil W. Brown	45%	55%	0%	0%	100%
Barry N. Winslow	29%	67%	4%	0%	100%
Gregory J. Pulles	36%	64%	0%	0%	100%
Craig R. Dahl	44%	56%	0%	0%	100%

(1)   There were no preferential or above-market earnings or appreciation in 2006 or previous years.

(2)   Although TCF makes no employer contributions, it pays record keeper and trustee expenses of the Plan and trust.

Section 162(m) of the Internal Revenue Code

Although the Company intends that compensation generally will either be performance-based or deferred, as necessary, such that compensation does not exceed the tax deduction limits of the IRC, the Company reserves the right to pay compensation that is not deductible in appropriate circumstances.  Deductibility of compensation may be adversely affected by factors outside the control of the Company, such as legislation relating to deferred compensation distributions or other aspects of compensation.

Recovery of Performance-Based Compensation

The Sarbanes-Oxley Act requires recovery of certain incentive and equity compensation from the Principal Executive Officer and Principal Financial Officer in the event of restatement of financial results due to misconduct. The Audit Committee is responsible for determining if bonus or stock compensation paid to the Principal Executive Officer or Principal Financial Officer should be recovered in the event of a restatement.

COMPENSATION COMMITTEE REPORT

The Compensation Committee has reviewed the preceding Compensation Discussion and Analysis and discussed it with management.  Based on its review and discussion, the Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in TCF’s proxy statement.

BY THE COMMITTEE:

Ralph Strangis, Chair	William F. Bieber	Gerald A. Schwalbach
Rodney P. Burwell	Luella G. Goldberg

SUMMARY  COMPENSATION  TABLE

The following summary compensation table (the “Summary Compensation Table”) identifies the cash and non-cash compensation awarded to or earned by the Named Executives in 2006.

Summary Compensation Table

(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)
Name and Principal Position at December 31, 2006*	Year	Salary ($)	Bonus ($)(1)	Stock Awards ($)(2)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)(4)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)(5)	All Other Compensation ($)(6)	Total ($)
Lynn A. Nagorske Director, Principal Executive Officer	2006	$695,408	—	$114,077	$0	$ 0	$73,549	$138,861	$1,021,895
Neil W. Brown President, Principal Financial Officer*	2006	$398,087	—	$70,441	$0	$ 0	$30,930	$ 69,594	$ 569,052
Barry N. Winslow Chief Operating Officer*	2006	$399,048	—	($31,942)(3)	$0	$ 0	$63,211	$111,678	$ 541,995
Gregory J. Pulles Vice Chairman and General Counsel	2006	$349,319	—	$65,240	$0	$ 0	$61,905	$ 52,695	$ 529,159
Craig R. Dahl President, TCF Equipment Finance	2006	$299,533	—	$48,659	$0	$433,200	$34,720	$ 42,635	$ 858,747

* In connection with Mr. Winslow’s retirement, Mr. Brown was elected as Chief Operating Officer effective January 1, 2007 and continues to serve as President.  Thomas F. Jasper was elected as Chief Financial Officer (“Principal Financial Officer”) effective January 1, 2007.

(1)   There are no guaranteed or discretionary bonuses.  Any annual cash incentive paid to the Named Executives is performance-based, is included in column (g) “Non-Equity Incentive Plan Compensation,” and is discussed in further detail on page 19 under the heading “Annual Cash Incentives.”

(2)   Consists of restricted stock award expense in 2006 for the Named Executives.  Since all stock awards are performance-based under section 162(m) of the IRC, the amount shown in the table may never be earned.  Dividends are paid on all of the Named Executives’ stock awards at the same rate as paid to stockholders generally (92 cents per share in 2006). Assumptions used in the valuation are explained in footnote 15 to TCF Financial’s Consolidated Financial Statements included in the Annual Report on Form 10-K for the year ended December 31, 2006.  Refer to the Grants of Plan-Based Awards table on the next page for grant date fair market value of shares awarded in 2006.

(3)    Reflects the forfeiture of Mr. Winslow’s 10,375 shares under the Year 2000 Stock Award effective March 31, 2007 as a result of his retirement.  Mr. Winslow also forfeited 55,000 shares awarded in 2006, as disclosed in the Grants of Plan-Based Awards table on the next page.

(4)   For explanation of the annual cash incentive program, refer to the description on page 19 under the heading “Annual Cash Incentives.”

(5)   Change in pension value as reported by the actuaries of the pension program.  Pay credits to the pension program were discontinued effective April 1, 2006, however interest credits continue to be credited.  There were no above-market or preferential earnings on TCF’s nonqualified deferred compensation plans.

(6)   Includes perquisites and Company matching contributions to the TCF Employees Stock Purchase Plan (“ESPP Plan”) and its related ESPP Supplemental Plan, as follows:

Detail of “All Other Compensation” Column

		Employer
		Matching Contributions
Name	Perquisites(a)	ESPP Plan (b)	ESPP Supplemental Plan	Total
Mr. Nagorske	$83,332	$1,100	$54,429	$138,861
Mr. Brown	$40,667	$1,100	$27,827	$69,594
Mr. Winslow	$76,237	$1,100	$34,341	$111,678
Mr. Pulles	$21,354	$1,100	$30,241	$52,695
Mr. Dahl	$13,860	$1,100	$27,675	$42,635

(a)   All five of the Named Executives were eligible to receive the following perquisites, none of which individually exceeded $25,000 in 2006: imputed life insurance, executive tax service, personal use of club memberships, personal use of company car, and executive physical.  Mr. Winslow and Mr. Dahl also received incentive trips.  In addition, three executives received personal use of company aircraft in the following amounts (calculated on a pre-tax basis): Mr. Nagorske - $71,364, Mr. Brown - $23,945, and Mr. Winslow - $60,096.  These amounts are the aggregate incremental cost of non-business travel use, as determined based on the average weighted cost of fuel and maintenance, crew travel expenses, on-board catering expense, landing fees, trip-related hangar/parking costs and smaller variable costs.  In the event that an executive’s spouse or family member may accompany the executive on a flight, the above amounts also include any incremental costs, such as for on-board catering costs that may be associated with such travel.

(b)    Employer matching contributions to the Employees Stock Purchase Plan were limited in 2006 to 50% of 1% of the IRC limit on covered compensation of $220,000.  The balance of the employer matching contributions in 2006 was made to the ESPP Supplemental Plan, as shown in the table.

Provisions of the Employment Agreements of the Principal Executive Officer and the other Named Executives are described on pages 35-36.  The relationship of salary to the Named Executives’ Total Compensation will vary from year to year primarily depending on the amount of Non-Equity Incentive Compensation (Annual Cash Incentive) and Stock Award expense.

GRANTS OF PLAN-BASED AWARDS

The following table shows awards made to the Named Executives in the year 2006.  For information regarding the annual cash incentive payments (if any) to the Named Executives for 2006, see column (g) of the Summary Compensation Table on page 26.  The annual cash incentive program is described on page 19 under the heading “Annual Cash Incentives.”

		Estimated Future Payouts Under Equity Incentive Plan Awards					Grant Date Fair
Name	Award Date	Threshold (# Shares) (1)	Target (# Shares) (2)		Maximum (# Shares)		Value of Stock Awards ($)(3)
Lynn A. Nagorske	January 23, 2006	0	80,000		80,000		$2,014,510
Neil W. Brown	January 23, 2006	0	55,000		55,000		$1,384,980
Barry N. Winslow	January 23, 2006	0	55,000	(4)	55,000	(4)	$1,384,980 (4)
Gregory J. Pulles	January 23, 2006	0	50,000		50,000		$1,259,070
Craig R. Dahl	January 23, 2006	0	40,000		40,000		$1,007,260

(1)   The Year 2006 Stock Awards are performance-based awards of the number of restricted shares of TCF Stock indicated in the “Maximum” column. Vesting of all or a portion of the number of shares indicated in the Maximum column will occur in 2011 if TCF achieves increases in EPS of at least 6% or more during the years 2006-08, year over year, in excess of the base year EPS of $2.00.  The portion earned is determined from the chart in footnote (2) below.  There is no “Threshold” (minimum) guaranteed number of shares under the Year 2006 Stock Awards.  No consideration was paid by executives toward the awards.

(2)   Target vesting (if any) of the Year 2006 Stock Awards in 2011 depends on EPS growth achieved in excess of $2.00 per share.  At the levels of EPS growth set forth below the following percentage of shares will be earned in each of the years 2006, 2007 and 2008 (not to exceed 100% in total):

EPS Growth Rate over prior year ($2.00 minimum):	5% or less	6%	7%	8%	9%	10%	11%	12%	13%	14%	15% or more
Percentage of Shares Earned:	0%	7%	14%	20%	27%	34%	40%	47%	54%	60%	67%

Based on EPS achieved in 2006 of less than $2.00 per share, 0% was earned toward the vesting of shares in 2006.

In order to receive any shares earned under the formula above, the Named Executives in general must remain employed by TCF Financial (or an affiliated company) through the vesting date of January 31, 2011.  The material terms are more fully described on page 20 of this proxy statement.  Dividends are paid on the Year 2006 Awards at the same rate as paid to stockholders generally (92 cents in 2006).

(3)   Amount shown consists of the number of shares awarded (from previous column) multiplied by grant date value of $25.1814 per share, rounded to the nearest $10.  Since the awards are performance-based within the meaning of IRC section 162(m), the full value of these shares may never be earned.

(4)   Due to Mr. Winslow’s retirement, all 55,000 shares will be forfeited effective March 31, 2007.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

The following table shows all equity awards outstanding to the Named Executives at the end of 2006, consisting of: (i) the second half of the performance-based restricted stock grants made in 2000, (ii) the Year 2006 Stock Awards, and (iii) stock options for Mr. Dahl.  All awards are fully described in the Compensation Discussion and Analysis section of this proxy statement.

Outstanding Executive Options and Stock Awards of the Named Executives at December 31, 2006

		Option Awards					Performance-Based Restricted Stock Awards
		Number of Securities Underlying Unexercised Options					Equity Incentive		Market or Payout Value of
Name	Year of Award	Exercisable	Unexercisable	Equity Incentive Unearned	Option Exercise Price	Option Expiration Date	Plan Awards: Number		Unearned Shares ($)(2)
Lynn A. Nagorske	2000	—	—	—	—	—	175,000		$4,798,500
	2006	—	—	—	—	—	80,000		$2,193,600
Neil W. Brown	2000	—	—	—	—	—	75,000		$2,056,500
	2006	—	—	—	—	—	55,000		$1,508,100
Barry N. Winslow	2000	—	—	—	—	—	50,000	(1)	$1,371,000(1)
	2006	—	—	—	—	—	55,000	(1)	$1,508,100(1)
Gregory J. Pulles	2000	—	—	—	—	—	75,000		$2,056,500
	2006	—	—	—	—	—	50,000		$1,371,000
Craig R. Dahl	2000	—	—	—	—	—	40,000		$1,096,800
	2006	—	—	—	—	—	40,000		$1,096,800
	1999	80,000	0	0	$14.516	5/11/09

(1)   Due to Mr. Winslow’s retirement, 10,375 of the 50,000 shares from the Year 2000 grant, and all 55,000 shares of the Year 2006 grant, will be forfeited effective on his retirement date of March 31, 2007.

(2)   Market or payout value is determined on the basis of stock price of $27.42 on December 29, 2006.

OPTION EXERCISES AND STOCK VESTED IN 2006

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise	Value Realized on Exercise	Number of Shares Acquired on Vesting	Value Realized on Vesting
Lynn A. Nagorske	None	None	None	None
Neil W. Brown	None	None	None	None
Barry N. Winslow	None	None	30,000	$ 812,700 (1)
Gregory J. Pulles	None	None	None	None
Craig R. Dahl	None	None	None	None

(1)   Consists of the number of shares in the previous column multiplied by the fair market value of TCF Stock of $27.09 per share on January 1, 2006, the date of vesting.

PENSION BENEFITS

The following table shows information on the defined benefit pension plan benefits of the Named Executives:

Name	Plan Name	Number of Years Credited Service (1)	Present Value of Accumulated Benefit ($)(2)	Payments During Last Fiscal Year ($)
Lynn A. Nagorske	Pension Plan Pension Supplemental Program Pre-1990 Plan Benefit	15.58 15.58 4.50	$ 175,210 $ 525,570 $ 31,060	$ 0 $ 0 $ 0
Neil W. Brown	Pension Plan Pension Supplemental Program	6.50 6.50	$ 60,050 $ 137,400	$ 0 $ 0
Barry N. Winslow	Pension Plan Pension Supplemental Program Pre-1990 Plan Benefit	15.58 15.58 3.58	$ 213,030 $ 366,020 $ 49,060	$ 0 $ 0 $ 0
Gregory J. Pulles	Pension Plan Pension Supplemental Program Pre-1990 Plan Benefit	15.58 15.58 5.42	$ 213,250 $ 443,450 $ 37,640	$ 0 $ 0 $ 0
Craig R. Dahl	Pension Plan Pension Supplemental Program	5.75 5.75	$ 57,870 $ 113,110	$ 0 $ 0

(1)    The number of years of credited service for Mr. Nagorske, Mr. Winslow, and Mr. Pulles are less than their actual years of service with TCF because either the plan was not in effect or was frozen sometime during their tenure with TCF.  None of the Named Executives were given credited service other than for their actual years of service with TCF.

(2)    All values shown are determined using interest rate and mortality assumptions consistent with those used in the Company’s Consolidated Financial Statements, however the Pre-1990 Plan Benefit is provided under a nonparticipating group annuity contract which is not included in the Consolidated Financial Statements.  See Material Information which follows.

Material Information Regarding Pension Benefits

TCF maintains a pension plan for employees hired prior to July 1, 2004, including the Named Executives.  Pay credits to the Plan were discontinued as of April 1, 2006.  At the time pay credits were discontinued, all active employees were deemed 100% vested in their benefits.  Benefits accrued under two distinct formulas:  a traditional final average pay formula in effect prior to September 1, 1990 (the “Pre-1990 Plan Benefit”) and a cash balance formula in effect since September 1, 1990 (the “Pension Plan”).  The named executives also participate in a supplemental plan related to the Pension Plan (the “Pension Supplemental Program”).  Pay credits to the Pension Supplemental Program were also discontinued as of April 1, 2006.  All three plans are described below.

Pension Plan:  Cash Balance Formula – Post September 1, 1990 Benefit Accruals.  Benefits have been provided under a cash balance formula since September 1, 1990.  Monthly pay credits equal to the Applicable Percentage (see table on the next page) times Certified Earnings (as defined on page 30) are credited to the retirement accounts each month.  However, pay credits were discontinued effective April 1, 2006.

Sum of Participant’s age plus years of service on the last day of the month	Applicable Percentage
Under 40	2.5%
40 but less than 50	3.5%
50 but less than 60	4.5%
60 but less than 70	5.5%
70 but less than 80	6.5%
80 or more	7.5%

Interest credits are credited to the retirement accounts using the average 5-year U.S. Government bond rate from the preceding calendar year plus 0.25%.  Interest credits continue after April 1, 2006.

Certified Earnings generally include earned income, wages, salaries, and fees (or other amounts) for services rendered in the course of employment.  Also included are annual cash incentives, commissions paid to salespersons, compensation for services on the basis of profits, commissions on insurance premiums, tips and bonuses (but not including payments for referrals), and any pre-tax contributions to the 401(k) plan.  Restricted stock awards are not included in Certified Earnings.

Prior to the April 1, 2006 freeze, cash balance benefits became vested after five years of vesting service, being 0% vested beforehand.

The normal retirement date is age 65.  A participant is eligible for early retirement if termination occurs after attainment of age 55 with at least five years of vesting service.  A Participant is eligible for vested terminated benefits if termination occurs after attainment of at least five years of vesting service.  In either case, distribution of the cash balance account balance can occur immediately upon termination.  The amount of the distribution depends upon the payment form elected and is actuarially equivalent to the account balance earned as of the date of distribution.

Mr. Winslow and Mr. Pulles are currently eligible for early retirement under the Pension Plan.  Their Pension Plan account balances at October 1, 2006 were $219,185 and $220,552 respectively.

The normal payment form is the life only annuity.  A variety of other payment forms are available (including the lump sum option), all equivalent in value if paid over an average lifetime.

The present value of the accumulated benefit displayed in the Pension Benefits Table is the discounted value of the projected account balance at age 65 (projected with interest credits only).  The value of the accumulated benefit was determined using assumptions consistent with those used for 2006 financial reporting purposes under Financial Accounting Standard Board Statement of Financial Accounting Standards (“SFAS”) No. 87 unless otherwise directed by Regulation S-K.  Some of those assumptions are as follows:

•                  Benefits were assumed to commence at age 65.

•                  The assumed form of payment at distribution was the lump sum option.

•                  All benefits and present values are determined as of September 30, the plan’s SFAS 87 measurement date.

•                  The discount rate used to determine present values is 5.50% at September 30, 2006 and 5.25% at September 30, 2005.

•                  The rate of future interest credits used is 5.00% at September 30, 2006 and 4.75% at September 30, 2005.

•                  No pre-retirement mortality, termination, retirement or disability was assumed.

Pre-1990 Plan Benefit:  Final Average Earnings Formula – Pre September 1, 1990 Benefit Accruals.  The benefits accrued prior to September 1, 1990 were determined under a formula based on years of service and final average earnings. As of August 31, 1990, all benefit accruals under the pre-September 1, 1990 formula were frozen and benefits for all active employees were 100% vested.  A non-participating group annuity contract was purchased for all pre-September 1, 1990 benefits from Nationwide Life Insurance Company.  Nationwide is responsible for benefit payments for benefits earned under this formula.

The normal retirement date is age 65.  A participant is eligible for early retirement if termination occurs after attainment of age 55 with at least five years of vesting service.  A participant is eligible for vested terminated benefits if termination occurs after attainment of at least five years of vesting service.  In either case, the participant may commence benefits as early as age 55.  The age 65 accrued benefit is reduced 4% for each year that benefits commence prior to age 65.

Mr. Winslow and Mr. Pulles are currently eligible for early retirement under the pre-September 1, 1990 formula.  The monthly life only benefit if commenced on October 1, 2006 would be $388.08 and $297.55 respectively.

The normal payment form is the life only annuity. A variety of other payment forms are available, all equivalent in value if paid over an average lifetime.

Since a non-participating group annuity contract was purchased to provide these benefits, TCF is no longer required and does not include the value of these benefits in its annual financial disclosure under SFAS 87.  The present value of the accumulated benefit displayed in the Pension Benefits Table is the discounted value of the life only benefit to commence at age 65.  The present value of the accumulated benefit was determined using assumptions consistent with those otherwise used for cash balance plan financial reporting purposes under SFAS 87 unless otherwise directed by Regulation S-K.  Some of those assumptions are as follows:

•                  Benefits were assumed to commence at age 65.

•                  Participants are assumed to take the Life Only payment option at benefit commencement.

•                  All benefits and present values are determined as of September 30, the measurement date used for SFAS 87 reporting purposes.

•                  The discount rate used to determine present values is 5.50% at September 30, 2006 and 5.25% at September 30, 2005.

•                  No pre-retirement mortality, termination, retirement or disability was assumed.

•                  Post-retirement mortality is assumed to follow the RP-2000 mortality table with a fixed 10-year projection based on combined rates for active employees and retires with no collar adjustments.

Pension Supplemental Program.  The Pension Supplemental Program is restorative, meaning it provides the same benefit formula as the Pension Plan except on amounts which exceed qualified plan limits for the Pension Plan under the Internal Revenue Code.  For example, the maximum amount of compensation during 2006 that can be used to determine a qualified plan benefit is $220,000.  Like the Pension Plan, pay credits to this Pension Supplemental Program were discontinued effective April 1, 2006.  Interest credits continue after April 1, 2006.

The provisions for vesting, early retirement, Certified Earnings, etc. are exactly the same as those for the Pension Plan.  The provisions for distribution are the same as those for the Pension Plan, subject to IRC section 409A when applicable.

Mr. Winslow and Mr. Pulles are currently eligible for early retirement under the Pension Supplemental Program.  Their account balances at December 31, 2006 were $366,020 and $443,450 respectively.

The present value of the benefit displayed in the Pension Benefits Table is the account balance earned as of December 31, 2006.  This valuation is consistent with the methods and measurement date used for 2006 financial reporting purposes under SFAS 87 for the Pension Supplemental Program.

NONQUALIFIED DEFERRED COMPENSATION

The following chart shows certain information for TCF’s two nonqualified account-type plans for the Named Executives.  As explained earlier in the Compensation Discussion and Analysis section of this proxy statement, the Executive Deferred Compensation Plan (referred to as the “Deferred Compensation Plan” in the Table which follows) allowed employee deferrals and investments over the years 1988-2004, but contributions to the Plan were discontinued after 2004 as a result of the enactment of IRC section 409A.  The ESPP Supplemental Plan shown below is a nonqualified supplemental program for the TCF Employees Stock Purchase Plan, a plan which is a qualified tax or deferred plan under section 401(k) of the IRC.  The TCF contributions shown on the chart for the ESPP Supplemental Plan are matching contributions at the same rate as under the Employees Stock Purchase Plan.  For further information about these plans refer to the Compensation Discussion and Analysis section of this proxy statement under the heading “Benefits, Retirement and Deferred Compensation Philosophy.”

Non-qualified Deferred Compensation Plan Benefits of the Named Executives

		Contributions in Last Fiscal Year		Aggregate Earnings in	Aggregate	Aggregate Balance
Name	Plan	Executive ($)(1)	TCF ($)	Last Fiscal Year ($)(2)	Withdrawals/ Distributions ($)(3)	at Last FYE December 31, 2006 ($)
Lynn A. Nagorske	Deferred Compensation Plan ESPP Supplemental Plan	$ 0 $78,160	$ 0 $54,430	$524,120 $ 65,960	$401,820 $ 45,320	$12,099,250 $ 1,398,220
Neil W. Brown	Deferred Compensation Plan ESPP Supplemental Plan	$ 0 $46,890	$ 0 $27,830	$194,430 $ 19,900	$149,060 $ 12,170	$ 4,442,780 $ 386,600
Barry N. Winslow	Deferred Compensation Plan ESPP Supplemental Plan	$ 0 $51,140	$ 0 $34,340	$351,690 $ 38,310	$269,630 $ 25,830	$ 8,385,480 $ 796,990
Gregory J. Pulles	Deferred Compensation Plan ESPP Supplemental Plan	$ 0 $45,140	$ 0 $30,240	$385,900 $ 53,540	$295,850 $ 37,910	$ 8,817,750 $ 1,153,680
Craig R. Dahl	Deferred Compensation Plan ESPP Supplemental Plan	$ 0 $48,770	$ 0 $27,670	$ 36,210 $ 7,320	$ 0 $ 2,140	$ 820,890 $ 81,630

(1)   100% of the amounts in this column were previously reported as compensation in the Summary Compensation Table on page 26.

(2)   Consists of dividend equivalents and unrealized appreciation on the deemed account investments, primarily TCF Stock.  Refer to the table on page 24 for a listing of the deemed investments of each of the Named Executives.  There were no above-market or preferential earnings or appreciation in 2006 or previous years.

(3)   Consists of dividend equivalents on deemed investments in TCF Stock which were distributed from the Plans in the amounts indicated.  These amounts are also included in the Aggregate Earnings amount in the previous column.

Material Information Regarding the Deferred Compensation Plan.

•                  Before 2005, TCF allowed eligible executives to defer payment of their base salary and annual cash incentives as well as grants of restricted stock into the Deferred Compensation Plan.  Effective January 1, 2005, in response to the enactment of IRC section 409A, deferrals under the Plan were discontinued.

•                  The Deferred Compensation Plan remains in effect for amounts previously deferred through the end of 2004.

•                  TCF did not make any contributions to the Plan, other than payment of administrative expenses.

•                  The accounts of the Named Executives, pursuant to their elections, are primarily or exclusively deemed to be invested in shares of TCF Stock.  These investment elections cannot be changed except in the event of certain change in control events.  Distribution is made in-kind in the form of shares of TCF Stock.

•                  Distributions to executives are generally paid out after termination of employment or upon a change in control in accordance with their elections over no more than 15 years and, in some cases, in lump sum form.  However, dividend equivalents on TCF Stock deemed to be held in an executive’s accounts are distributed to executives at the same time as dividends are paid to stockholders generally.

•                  TCF’s cost of the plan in 2006 was $168,010 for record keeper and trustee expenses.

•                  TCF pays no guaranteed or above-market interest on deferred amounts.  All interest or appreciation on deferred amounts is tied to the assets in which they are deemed to be invested.  Earnings on deemed TCF Stock investments in accounts in 2006 consisted of dividend equivalents of 92 cents per share and appreciation of 28 cents per share.

•                  TCF has established a trust fund to accumulate assets for payment of benefits as they come due.

•                  At December 31, 2006, the total deemed investment in TCF Stock under the Deferred Compensation Plan as well as similar deferred compensation plans maintained for senior officers and select employees of TCF affiliates was 3,964,980 shares of TCF Stock valued at $108,719,750.

Material Information Regarding the ESPP Supplemental Plan.

•                  The Named Executives’ covered compensation and contributions under the Employees Stock Purchase Plan are subject to certain limits under section 401(k) and other sections of the IRC.  The ESPP Supplemental Plan as approved by stockholders in 2006 allows them to make pre-tax contributions from their salary and annual cash incentives at the same rate as under the 401(k) Plan and up to a total of 50% of covered pay and to receive an employer matching contribution at the same rate as under the 401(k) Plan on their contributions up to six percent of pay.

•                  Employee contributions to the ESPP Supplemental Plan made April 1, 2006 and after may be invested, at the employee’s election, in the same investment choices that are available in the Employees Stock Purchase Plan.

Prior to April 1, 2006 all employee contributions were invested in TCF Stock.  Employer matching contributions to the ESPP Supplemental Plan are invested 100% in TCF Stock.

•                  The accounts of the Named Executives consist primarily or exclusively of deemed TCF Stock.  Earnings on deemed TCF Stock investments in the Plan during 2006 consisted of 92 cents per share in dividend equivalents and appreciation of 28 cents per share.  Dividend-equivalent distributions are made from the ESPP Supplemental Plan at the same time and at the same rate as to TCF stockholders generally.

•                  The total number of shares of TCF Stock and value of account balances under the 401(k) Plan and the related ESPP Supplemental Plan (including its predecessor supplemental plan before 2005) for the Named Executives as of December 31, 2006 are reported in the Compensation Discussion and Analysis section of this proxy statement under the heading “Benefits, Retirement and Deferred Compensation Philosophy.”

•                  Distributions from the ESPP Supplemental Plan generally occur in a lump sum at termination of employment, or six months thereafter as required by IRC section 409A for accounts accumulated after 2004.  Deemed investments in TCF Stock selected by the Named Executives generally cannot be changed during employment (except in certain change in control situations) and the shares are distributed in-kind upon termination of employment or six months thereafter.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

The following charts reflect the general estimated lump sum payments that would be made to the Named Executives in the event of a termination of employment not involving a change in control on December 31, 2006.

Mr. Nagorske:

Type of Termination	Salary Payout	Annual Cash Incentive Payout	Lump Sum Payment
By Company Without Cause	3X Base Salary (1)	3X Annual Cash Incentive (2)	$3,663,900
By Executive for Good Reason	3X Base Salary	3X Annual Cash Incentive	$3,663,900
By Executive — Voluntary	None	None	$0
By Company with Cause	None	None	$0
Retirement, Death, or Disability	None	Earned to Date of Employment Termination	$0

For the other Named Executives:

Type of Termination	Salary Payout	Annual Cash Incentive Payout	Lump Sum Payment
By Company Without Cause	2X Base Salary (1)	2X Annual Cash Incentive (2)	(3)
By Executive for Good Reason	2X Base Salary	2X Annual Cash Incentive	(3)
By Executive — Voluntary	None	None	$0
By Company with Cause	None	None	$0
Retirement, Death, or Disability	None	Earned to Date of Employment Termination	$0	(4)

(1)    As in effect on the date of termination.

(2)    Average of annual cash incentives paid for the three calendar years preceding the year of employment termination.

(3)   For Mr. Brown - $1,480,000, Mr. Winslow - $1,593,340, and Mr. Pulles - $1,411,740.  Mr. Dahl’s payments of $1,091,600 would be partly periodic rather than lump sum.

(4)   Mr. Dahl would have received his annual cash incentive earned through December 31, 2006 of $433,200.  The other Named Executives did not have any earned incentive.

The Named Executives would forfeit all outstanding unvested restricted stock awards, except in the case of retirement, death or disability, but would be entitled to receive, in addition to the salary and annual cash incentive payouts indicated, all accumulated and vested benefits disclosed elsewhere in this proxy statement under the Employees Stock Purchase Plan/ESPP Supplemental Plan, the Pension Plan/Pension Supplemental Program, and the Executive Deferred Compensation Plan.  The Named Executives would not be entitled to ongoing perquisites after employment termination but would be entitled to continuation benefits coverage available to TCF employees generally.  Continuing medical coverage under the Consolidated Omnibus Budget Reconciliation Act (“COBRA”), if elected, is at Company expense.

Change-in Control-Related Payments

The following Table shows estimated payments in the event of a change in control.  The amounts shown assume an employment termination and change in control, or a change in control absent employment termination, effective as of December 31, 2006.  Payout amounts shown are estimates.  Actual amounts to be paid out can only be determined at the actual date of the executive’s separation from service or of the change in control.

	Type of Employment Termination or Other Event: Description of Payments
Type of Compensation	By Company Without Cause: 3X Salary and Bonus plus Vesting of Restricted Stock	Death, Disability, or By Company With Cause: Vesting of Restricted Stock Only	Voluntary Resignation (2) : 3X Salary and Bonus plus Vesting of Restricted Stock	Due on Change in Control Without Employment Termination: Vesting of Restricted Stock Only
Mr. Nagorske
Base Salary ($700,000)	$ 2,100,000	$ 0	$ 2,100,000	$ 0
Average Annual Bonus ($521,300) (1)	$ 1,563,900	$ 0	$ 1,563,900	$ 0
Vesting of Stock Awards	$ 6,992,100	$6,992,100	$ 6,992,100	$6,992,100
Excise Tax & Gross-Up	$ 4,907,520	$3,001,720	$ 4,907,520	$3,001,720
Total (3)	$15,563,520	$9,993,820	$15,563,520	$9,993,820

	Type of Employment Termination or Other Event: Description of Payments
Type of Compensation	By Company Without Cause or By Executive for Good Reason: 2X Salary and Bonus plus Vesting of Restricted Stock	By Company With Cause: Vesting of Restricted Stock Only	Certain Voluntary Resignation (2) : 2X Salary and Bonus plus Vesting of Restricted Stock	Due on Change in Control Without Employment Termination: Vesting of Restricted Stock Only
Mr. Brown
Base Salary ($400,000)	$ 800,000	$ 0	$ 800,000	$ 0
Average Annual Bonus ($340,000) (1)	$ 680,000	$ 0	$ 680,000	$ 0
Vesting of Stock Awards	$3,564,600	$3,564,600	$3,564,600	$3,564,600
Excise Tax & Gross-Up	$2,239,060	$1,469,230	$2,239,060	$1,469,230
Total (3)	$7,283,660	$5,033,830	$7,283,660	$5,033,830
Mr. Winslow (4)
Base Salary ($400,000)	$ 800,000	$ 0	$ 800,000	$ 0
Average Annual Bonus ($396,670) (1)	$ 793,340	$ 0	$ 793,340	$ 0
Vesting of Stock Awards	$2,879,100	$2,879,100	$2,879,100	$2,879,100
Excise Tax & Gross-Up	$1,911,970	$1,083,190	$1,911,970	$1,083,190
Total (3)	$6,384,410	$3,962,290	$6,384,410	$3,962,290
Mr. Pulles
Base Salary ($350,000)	$ 700,000	$ 0	$ 700,000	$ 0
Average Annual Bonus ($355,870) (1)	$ 711,740	$ 0	$ 711,740	$ 0
Vesting of Stock Awards	$3,427,500	$3,427,500	$3,427,500	$3,427,500
Excise Tax & Gross-Up	$2,150,000	$1,415,670	$2,150,000	$1,415,670
Total (3)	$6,989,240	$4,843,170	$6,989,240	$4,843,170
Mr. Dahl
Base Salary ($300,000)	$ 600,000	$ 0	$ 600,000	$ 0
Average Annual Bonus ($473,760) (1)	$ 947,520	$ 0	$ 947,520	$ 0
Vesting of Stock Awards	$2,193,600	$2,193,600	$2,193,600	$2,193,600
Excise Tax & Gross-Up	$1,543,490	$ 738,540	$1,543,490	$ 738,540
Total (3)	$5,284,610	$2,932,140	$5,284,610	$2,932,140

(1)    Consists of actual three year historical average of bonuses paid for years 2006, 2005 and 2004.

(2)       For Mr. Nagorske, limited to voluntary resignation within 24 months after a change in control.  For the Named Executives other than Mr. Nagorske, limited to a voluntary resignation within the 30-day period that begins 11 months after a change in control.

(3)    The Named Executives would be entitled to receive upon employment termination scenarios, in addition to the payments indicated, accumulated and vested benefits under the Employees Stock Purchase Plan/ESPP Supplemental Plan, the Pension Plan/Pension Supplemental Program, and the Executive Deferred Compensation Plan and continuation benefits available to employees generally, as reported elsewhere in this proxy statement.  There is no enhancement or acceleration of these benefits upon a change in control except that the Executive Deferred Compensation Plan allows a participant to elect no later than one year prior to the change in control to have the account balance paid out upon a change in control even if that date is earlier than employment termination.

(4)    Mr. Winslow’s change in control contract expires upon his retirement on March 31, 2007.

Material Information About Payments in the Event of a Change in Control

•             Mr. Nagorske has a contract under which he is entitled to the following severance payments if his employment ends (other than by the Company for cause, or by death or disability) during the period from 6 months before to 24 months after a change in control or he resigns with or without cause within 24 months after a change in control:

•             A cash payment equal to three times his annual salary and average bonus over the last three years.

•             A non-cash benefit in the form of vesting of all unvested stock grants.  Vesting of stock grants occurs upon a change in control, regardless of whether or not his employment is terminated.

•             Continuation of medical coverage for the full COBRA period at TCF expense, if retiree medical is not elected.

•             If Mr. Nagorske becomes subject to an excise tax under IRC section 280G, he is entitled to receive reimbursement for this tax and additional sums to make up for any resulting additional tax amounts so that there is no net cost to him from the excise tax (“excise tax cost reimbursement”).

•             The other four Named Executives have severance contracts under which in general they are entitled to the following severance payments if their employment ends (other than by the Company for cause or by death or disability) during the period from 6 months before to 24 months after a change in control, if they terminate employment for “good reason” within 24 months after a change in control, or if they resign with or without cause during the 30-day period beginning 11 months after a change in control:

•             A cash payment equal to two times their annual salary and average bonus over the last three years.

•             A non-cash benefit in the form of vesting of all unvested stock grants.  Vesting of stock grants occurs upon a change in control, regardless of whether or not the executive’s employment is terminated.

•             If the executive becomes subject to an excise tax under IRC section 280G, he is entitled to receive excise tax cost reimbursement.

•             Continuation of medical coverage for the full COBRA period at TCF expense, if retiree medical is not elected.

•             The other four Named Executives are generally subject to covenants not to compete for one year after termination of employment after a change in control other than a termination by the Company without cause or a termination by the executive for good reason, as defined in the agreements.

Provisions of the Principal Executive Officer’s Employment Agreement.  On December 15, 2005, TCF Financial and Mr. Nagorske entered into an Employment Agreement (and a Change in Control Agreement) for a term of three years, with automatically renewing terms of one year each after the third year, on the following terms:

•                  Salary of $700,000 annually, subject to increase by the Compensation Committee of the Board.

•                  Annual cash incentive as agreed to and approved by the Compensation Committee of the Board, currently up to 200% of salary.  Annual cash incentives are performance-based under Code section 162(m).

•                  Stock grants as approved by the Compensation Committee of the Board from time to time.  Currently, two grants are outstanding: the second half of the Year 2000 Executive Stock Award and the Year 2006 Executive Stock Award.  These awards are both performance-based stock awards under Code section 162(m).

•                  Perquisites, as approved annually by the Compensation Committee of the Board.

•                  Participation in the same benefit plans as apply to TCF employees generally, and on the same terms and conditions.

•                  Severance payment rights as set forth in the charts on page 33.

•                  Mr. Nagorske is subject to a covenant not to compete for one year after termination of employment unless such termination is by the Company without cause, by Mr. Nagorske for good reason, as defined in the agreement, or within 6 months before or 24 months after a change in control.  He is subject to a non-solicitation covenant for one year after a termination of employment by the Company or Mr. Nagorske prior to a change in control.

Provisions of Other Named Executives’ Employment Agreements.  The other four Named Executives entered into Employment (and Change in Control) Agreements  with TCF Financial on December 15, 2005 for terms of two years, with automatically renewing terms of one year each after the second year, with specified salary, annual bonus opportunity and periodic stock grant opportunities as approved by the Compensation Committee, perquisites as approved by the Principal Executive Officer, and participation in the same benefit plans as apply to TCF employees generally.  They are subject to non-compete and non-solicitation covenants generally for one year after termination of employment and have severance payment rights as set forth in the charts on page 33.

Indemnification Rights.  Indemnification rights are provided to the Named Executives under TCF Financial’s Articles of Incorporation and Bylaws to the extent allowed under Delaware General Corporation Law and per TCF’s Directors and Officers Insurance.

EQUITY COMPENSATION PLANS APPROVED BY STOCKHOLDERS

The following chart is provided as required under SEC regulations with information as of December 31, 2006:

Equity Compensation Plan Information

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
	(a)	(b)	(c)
Equity compensation plans approved by security holders	231,133	$13.93	3,851,838

Equity compensation plans not approved by security holders	0	0	0
Total	231,133	$13.93	3,851,838

The chart does not include rights under TCF’s Shareholder Rights Plan dated May 12, 1999.

PROPOSAL 2:  ADVISORY VOTE ON TCF FINANCIAL’S APPOINTMENT OF

INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS

The Audit Committee has appointed the firm of KPMG LLP, independent registered public accountants, to audit the financial statements of TCF Financial and its subsidiaries for the fiscal year ending December 31, 2007.

A proposal consisting of an advisory vote on the appointment of KPMG LLP will be presented to the stockholders at the Annual Meeting.  Such a vote is not required but is being solicited by TCF Financial in order to determine if the stockholders approve of KPMG LLP as TCF Financial’s independent registered public accountants.  Pursuant to the Sarbanes-Oxley Act of 2002, the Audit Committee’s appointment of KPMG LLP is not contingent upon obtaining stockholder approval.  In the event of a negative vote by stockholders, the Committee will take such vote into consideration in determining whether to continue to retain KPMG LLP.  Representatives of KPMG LLP are expected to be present at the Annual Meeting and to be available to respond to appropriate questions.  The representatives will also be provided an opportunity to make a statement, if they so desire.

What is the Board’s Recommendation on Voting on This Proposal?   The Board unanimously recommends that TCF Financial stockholders vote “For” approving the appointment of KPMG LLP.

AUDIT COMMITTEE REPORT

The Audit Committee has reviewed and discussed the audited financial statements with management; received written disclosures and the letter from our independent registered public accountants, KPMG LLP (“KPMG”), required by Independence Standards Board Standard No. l, as modified or supplemented; and discussed the independence of KPMG, with representatives of such accounting firm.  The Audit Committee also discussed with KPMG the matters required by Statement on Auditing Standards No. 61, Communication with Audit Committees, as amended.

Based on the review and discussions above, the Audit Committee has recommended to the Board of Directors that the audited financial statements be included in the TCF Financial Corporation Annual Report on Form 10-K for the year ended December 31, 2006, for filing with the SEC.

Fees paid to our independent registered public accountant, KPMG, for the years ended December 31, 2005 and 2006 are as follows:

	2005	2006
Audit Fees (1)	$997,500	$975,000

Audit Related Fees (2)	$20,000	$20,000

Tax Fees (3)	$186,900	$64,250

All Other Fees	$0	$0

TOTAL	$1,204,400	$1,059,250

(1)  Includes fees for annual audit, quarterly reviews, separate opinions, statutory audits and comfort letters.

(2)  Audit Related Fees were due to employee benefit plan audits.

(3)  Tax Fees related to the preparation of tax returns, consulting on executive compensation and benefits (2005 only), and consultation on other corporate tax matters.

The Audit Committee has considered all fees for non-audit services to be compatible with maintaining the registered public accountants’ independence.

The Board of Directors has adopted a written charter for the Audit Committee, which was amended January 23, 2006.

Pre-approval Process.  The Audit Committee is responsible for pre-approving all audit and non-audit services.  In the event that approval is required prior to a regularly scheduled Audit Committee meeting, the Audit Committee Chairman is authorized to pre-approve audit and non-audit services, provided the aggregate fees for the services approved by the Chairman since the prior Committee approvals shall not exceed $250,000.  Any services pre-approved by the Chairman will be reported to the full Audit Committee at its next scheduled meeting.  Since the passage of the Sarbanes-Oxley Act of 2002, 100% of all services provided by KPMG (including all of the services on the foregoing chart) have been pre-approved by the Audit Committee pursuant to its procedures.

Each member of the Audit Committee is independent, as independence is defined in Section 303A of the listing standards of the NYSE.

BY THE AUDIT COMMITTEE:

Gerald A. Schwalbach, Ch.	George G. Johnson	Douglas A. Scovanner
Peter L. Scherer

ADDITIONAL INFORMATION

How Can Stockholders Submit Proposals and Nominate Directors for Next Year’s Meeting?   If you are a stockholder and you wish to have a proposal or Director nomination included in TCF Financial’s proxy statement and form of proxy for its Annual Meeting in 2008, you must submit your request in writing to the Secretary of TCF Financial no later than November 8, 2007.  We suggest that you send any such proposals by certified mail.  The Board has the right to review stockholder proposals to determine if they meet the requirements for being included in the proxy statement as established by the SEC.  Also, see TCF Financial’s policy entitled “Director Nominations” on page 7 of this proxy statement.

Proposals not included in proxy mailings may be submitted to next year’s Annual Meeting if they meet the requirements of the Bylaws of TCF Financial.  Stockholders must deliver a notice of a proposal to the Secretary of TCF Financial by the deadline.  The deadline is at least 60 days, but not more than 90 days before the Annual Meeting, but if TCF Financial gives less than 70 days notice of the Annual Meeting, the deadline is ten days after the earlier of the date the notice of the Annual Meeting date was mailed or public disclosure of the Annual Meeting date was made.  Stockholders can nominate Directors at an Annual Meeting if the nomination is submitted to the Secretary of TCF Financial by the same deadline as applies to other stockholder proposals (generally, no later than 60 days before the scheduled Meeting date) and if the nomination satisfies the informational and other requirements in the Bylaws of TCF Financial as determined by the Board.  If next year’s Annual Meeting is held on the fourth Wednesday in April, the deadline for submission of a proposal or nomination of a Director for next year’s Annual Meeting would be on or about February 22, 2008.  TCF Financial reserves the right to vote all proxies as it determines in its discretion on any stockholder proposals or nominations, pursuant to authority provided on the proxy card.

How Can Stockholders Get Copies of TCF Financial’s Annual Report?  TCF Financial is furnishing with this proxy statement a copy of its 2006 Annual Report including financial statements.  STOCKHOLDERS MAY RECEIVE A FREE COPY OF TCF FINANCIAL’S 2006 ANNUAL REPORT ON FORM 10-K.  If you wish to receive a copy, please send a written request to the Corporate Secretary of TCF Financial at the corporate address on page 1 of this proxy statement.  If you want copies of exhibits to the 2006 Annual Report on Form 10-K, a reasonable charge may be made for the expense.  You can also visit our website at www.tcfbank.com for free access to SEC filings by clicking on “About TCF,” then clicking on “Investor Relations,” and then clicking on “SEC Filings.”

Delivery of Documents (Proxy Statements and/or Annual Reports) to Stockholders Sharing an Address (Householding).  TCF Financial has elected to combine mailings to stockholders living at the same address, as permitted under the rules of the SEC.  Consequently, only one proxy statement and one annual report are being delivered to multiple stockholders sharing an address unless TCF Financial has received contrary instructions from one or more of the stockholders.  TCF Financial will deliver promptly upon written or oral request a separate copy of its 2006 Annual Report on Form 10-K or this proxy statement to a shared address to which a single copy of the documents was delivered.  You may direct any requests for separate copies to the Corporate Secretary of TCF Financial at the corporate address on page 1 of this proxy statement.  If you reside at the same address as another stockholder and you prefer to receive your own set of the annual report and/or proxy statement in the future, you may contact TCF’s transfer agent, Computershare Trust Company, N.A. by calling its toll-free number (800) 443-6852 or writing to them at P.O. Box 43078, Providence, RI  02940-3078.  Your request will be effective 30 days after receipt.  If you are currently receiving multiple copies of the proxy statement and annual report and prefer to receive a single set for your household, you may also contact Computershare Trust Company, N.A., at the phone number or address above.

Electronic Voting Instructions

You can vote by Internet or telephone!
Available 24 hours a day, 7 days a week!

Instead of mailing your proxy, you may choose one of the two voting methods outlined below to vote your proxy.

VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.

Proxies submitted by the Internet or telephone must be received by 12:00 a.m., Central Time, on April 25, 2007.

Vote by Internet

•    Log on to the Internet and go to
www.investorvote.com

•   Follow the steps outlined on the secured website.

Vote by telephone

•   Call toll free 1-800-652-VOTE (8683) within the United States, Canada & Puerto Rico any time on a touch tone telephone. There is NO CHARGE to you for the call.

•   Follow the instructions provided by the recorded message.

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.

Annual Meeting Proxy Card	C0123456789	12345

IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.

A	Proposals – The Board of Directors recommends a vote FOR the Election of Directors and FOR the following proposal.

1. Election of five Directors, each for a three-year term expiring in 2010.
Nominees: 01 - Luella G. Goldberg, 02 - George G. Johnson, 03 - Lynn A. Nagorske, 04 - Gregory J. Pulles, 05 - Ralph Strangis

☐			Mark here to vote FOR all nominees

☐			Mark here to WITHHOLD vote from all nominees

☐	For All Except - To withhold a vote for one or more nominees, mark the box to the left and the corresponding numbered box(es) to the right.		01	02	03	04	05	06
			☐	☐	☐	☐	☐	☐

	For	Against	Abstain

2. Advisory vote on the appointment of KPMG LLP as independent registered public accountants for 2007.	☐	☐	☐

B			Non-Voting Items
Change of Address — Please print new address below.

C	Authorized Signatures - This section must be completed for your vote to be counted. - Date and Sign Below

Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Date (mm/dd/yyyy) - Please print date below.	Signature 1 - Please keep signature within the box.	Signature 2 - Please keep signature within the box.

/ /

YOUR PROXY CARD IS ON THE REVERSE SIDE.
YOUR VOTE IS IMPORTANT.

Dear Stockholder,

You are invited to attend TCF Financial Corporation’s Annual Meeting of Stockholders which will be held at the Marriott Minneapolis West, 9660 Wayzata Boulevard, St. Louis Park, Minnesota, on April 25, 2007, at 3:00 p.m. local time.

At the Annual Meeting you will be asked to elect five Directors to the Board and to give an advisory vote on the Audit Committee’s choice of independent registered public accountants.

Your vote is important, regardless of the number of shares you own.  I urge you to vote now, even if you plan to attend the Annual Meeting.  You can vote your shares by telephone or by internet. (Follow the instructions on the reverse side.) (Internet or telephone voting actually costs TCF less than proxy card voting by mail, so I encourage you to consider it!) If you prefer to vote by regular mail, please sign and date the proxy card on the reverse side and return it in the enclosed envelope as soon as possible. If you receive more than one proxy card please vote each card. Remember, you can vote in person at the Annual Meeting even if you do so now.

Sincerely,

Lynn A. Nagorske

Chief Executive Officer

 IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.

REVOCABLE PROXY - TCF FINANCIAL CORPORATION

April 25, 2007

SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

I* hereby appoint William A. Cooper and Neil W. Brown, or either of them, as proxies to vote my* shares of TCF stock at the annual stockholders meeting to be held on April 25, 2007 (or any adjournment of that meeting) (the “Annual Meeting” or “Meeting”) as I instruct. I hereby revoke any proxy I previously gave for this Meeting. If one or both proxies becomes unable to serve at the Meeting, I authorize the Board of Directors to name a substitute. This proxy applies to all shares of TCF stock of record in my name at the close of business on February 26, 2007 (the “Record Date”). My instructions to vote are as follows: (1) As to the proposals on the reverse side of this card, the proxies are to follow the instructions I have marked. If I have not marked any instructions, they are to vote “FOR ALL NOMINEES” on Proposal 1, and “FOR” Proposal 2.

(2) As to the following items (if any of them arise) the proxies will vote in their own discretion: any other business which the Board of Directors did not know, 60 days before the date of the Meeting, would be presented at the Meeting; approval of minutes of the prior annual stockholders meeting; election of any person as a Director in place of a nominee who is unable to serve or who for good cause will not serve; and matters incident to the conduct of the Annual Meeting. I can revoke this proxy after voting it (see proxy statement).

If there are shares of stock allocated to me in the TCF Employees Stock Purchase Plan (“ESPP”), I hereby Instruct U.S. Bank National Association the ESPP Trustee, to vote all of such shares at the Meeting, and any adjournment thereof, pursuant to the instructions in the preceding paragraph and on the reverse side of this card.  These ESPP share instructions are effective only if received no later than April 20, 2007.  The Advisory Committee for the ESPP will vote all shares in the ESPP for which instructions are not received by April 20, 2007.

*For joint owners, we/our is substituted for I/my throughout.

UNLESS VOTING ELECTRONICALLY OR BY PHONE, PLEASE MARK, SIGN AND DATE
THIS PROXY ON THE REVERSE SIDE AND MAIL IT IN THE ENVELOPE PROVIDED.